UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Polaris Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 10, 2009

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2009 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 30, 2009 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2008 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

This year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this new process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our annual meeting and the costs of printing and distributing the proxy materials. On or about March 10, 2009 we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and vote electronically over the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to shareholders who previously elected to receive paper copies of the proxy materials.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote electronically over the Internet or by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 10, 2009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Polaris Industries Inc. will hold its 2009 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 30, 2009. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1. Elect the following directors:

•	One Class I director for a one-year term ending in 2010; and

•	Three Class III directors for three-year terms ending in 2012.

2. Approve amendments to the Polaris Industries Inc. Deferred Compensation Plan for Directors to (i) increase the reserve by 50,000 shares and (ii) extend the term of the plan, which currently expires on May 31, 2010, to May 31, 2020.

3. Approve amendments to the Polaris Industries Inc. 2007 Omnibus Incentive Plan to increase the reserve for all awards under the plan by 1,000,000 shares.

4. Reapprove the material performance terms and approve additional business criteria under the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.

5. Reapprove the material performance terms and approve additional business criteria under the Polaris Industries Inc. Long Term Incentive Plan.

6. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

7. Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the approval of the amendments to the Deferred Compensation Plan for Directors and the 2007 Omnibus Incentive Plan and reapproval of the material performance terms and approval of additional business criteria under the Senior Executive Annual Incentive Compensation Plan and the Long Term Incentive Plan. The Board recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009, as described in the Company’s accompanying Proxy Statement.

Only shareholders of record at the close of business on March 2, 2009 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at www.proxydocs.com/pii

Questions And Answers About The Annual Meeting And Voting	1
Security Ownership Of Certain Beneficial Owners And Management	6
Corporate Governance	8
Corporate Governance Guidelines and Independence	8
Communications with the Board	8
Board Meetings	8
Committees of the Board and Meetings	8
Certain Relationships and Related Transactions	12
Compensation Committee Interlocks and Insider Participation	14
Section 16 Beneficial Ownership Reporting Compliance	14
Proposal 1 — Election Of Directors	14
General Information	14
Information Concerning Nominees and Directors	15
Compensation Discussion And Analysis	19
Executive Summary	19
Executive Compensation Philosophy	21
Elements of Executive Compensation	25
Summary Compensation Table	35
Grants of Plan-Based Awards	38
Employment Agreements	39
Incentive Plan Awards	39
Performance-Based Stock Awards	41
Total Variable Compensation Related to Company Performance	42
Outstanding Equity Awards at Fiscal Year-End	43
Option Exercises and Stock Vested	45
Nonqualified Deferred Compensation	46
Potential Payments Upon Termination or Change- in-Control	46
Severance Agreements with Executive Officers	47
Employment Agreement and Change in Control Agreement with Mr. Tiller	49
Letter Agreement with Mr. Bjorkman	50
Payments Made Upon Retirement	51
Non-Compete and Non-Solicitation Agreements	51
Potential Payments to Executive Officers Upon Termination	51
Potential Payments to Messrs. Wine and Tiller Upon Termination of Employment	53
Potential Payments to Messrs. Malone, Morgan, Bjorkman and Corness	54
Director Compensation	55
Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End	56
Compensation Committee Report	59
Proposal 2 — Approval of Amendments to the Deferred Compensation Plan	59
Proposal 3 — Approval of Amendments to the Omnibus Incentive Plan	61
Proposal 4 — Reapproval of Material Business Terms and Approval of Additional Business Criteria Under the Senior Executive Annual Incentive Compensation Plan	66
Proposal 5 — Reapproval of Material Business Terms and Approval of Additional Business Criteria Under the Long Term Incentive Plan	69
New Plan Benefits	73
Equity Compensation Plans	73
Proposal 6 — Ratification of Selection of Independent Registered Public Accounting Firm	74
Audit Committee Report	75
Independent Registered Public Accounting Firm	76
Other Matters	76
Submission Of Shareholder Proposals And Nominations	76
Additional Information	77

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of March 2, 2009. There were a total of 32,542,103 shares of the Company’s common stock outstanding on March 2, 2009. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and any accompanying proxy card, along with the Annual Report for 2008, were first made available to shareholders beginning March 10, 2009. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of one nominee as a Class I director for a one-year term ending in 2010. The Board of Directors’ nominee is Scott W. Wine, the Company’s Chief Executive Officer.

• Election of three nominees as Class III directors for three-year terms ending in 2012. The Board of Directors’ nominees are Annette K. Clayton, Gregory R. Palen and John P. Wiehoff.

• Approval of amendments to the Deferred Compensation Plan for Directors to (i) increase the reserve by 50,000 shares and (ii) extend the term of the plan, which currently expires on May 31, 2010, to May 31, 2020.

• Approval of amendments to the 2007 Omnibus Incentive Plan to (i) increase the reserve for all awards under the plan by 1,000,000 shares.

• Reapproval of the material performance terms and approval of additional business criteria under the Senior Executive Annual Incentive Compensation Plan.

• Reapproval of the material performance terms and approval of additional business criteria under the Long Term Incentive Plan.

• Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the approval of the amendments to the Deferred Compensation Plan for Directors and the 2007 Omnibus Incentive Plan and reapproval of the material performance terms and approval of additional business criteria under the Senior Executive Annual Incentive Compensation Plan and the Long Term Incentive Plan. The Board recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission (the “SEC”) recently approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2008, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve the proposal?

A:	Quorum. A majority of the outstanding shares of the Company’s common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 32,542,103 shares of Polaris common stock were issued and outstanding. A majority of those shares, or 16,271,052 shares of our common stock, will constitute a quorum for the purpose of electing directors or adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum to transact business at the Annual Meeting.

Vote Required. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors.

Each of the other matters that may be acted upon at the meeting, including the proposals to amend the Company’s Deferred Compensation Plan for Directors and its 2007 Omnibus Incentive Plan, to reapprove the material performance terms and approve additional business criteria under the Company’s Senior Executive Annual Incentive Compensation Plan and its Long Term Incentive Plan and to ratify the selection of the Company’s independent registered public accounting firm, will be determined by the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of Polaris common stock). Abstentions and broker non-votes will have the effects on these proposals noted below.

Q:	What is the effect of broker non-votes and abstentions?

A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that proposal.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Accordingly, abstentions will have the same effect as votes against a proposal.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by Internet, by going to the web address http://www.eproxy.com/pii and following the instructions for Internet voting shown on the Notice, or if you requested printed proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your proxy materials and on your proxy card.

• Vote by phone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the Internet voting site or, if you requested printed proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your printed proxy materials and on your proxy card.

• If you elected to receive printed proxy materials by mail or if you receive a paper copy of the proxy card, vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris 2007 Omnibus Incentive Plan, the Polaris Restricted Stock Plan, the Polaris Employee Stock Ownership Plan, the Polaris Employee Stock Purchase Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	What happens if I don’t vote shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2010 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2010 Annual Meeting, you must give the Company written notice of your proposal no later than January 22, 2010. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 10, 2009.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $14,000, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 17, 2009 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 35 and all current executive officers and directors as a group. As of February 17, 2009, there were 32,258,762 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 17, 2009 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

	Shares
	Beneficially	Percent	Common Stock	Deferred Stock
Name and Address of Beneficial Owner	Owned	of Class	Equivalents(14)	Units(15)

Barclay’s Global Investors, N.A.(1)	2,378,634	7.4%
Fuji Heavy Industries, Inc.(2)	1,980,000	6.1%
Michael W. Cook Asset Management(3)	1,661,229	5.1%
LSV Asset Management(4)	1,631,408	5.1%
Scott W. Wine(5)(6)	57,000	*
Chief Executive Officer and Director
Thomas C. Tiller(5)(6)	1,795,772	5.3%
Senior Program Advisor and Director
Michael W. Malone(5)(6)(7)	151,883	*
Vice President — Finance, Chief Financial Officer and Secretary
Bennett J. Morgan(5)(6)	217,346	*
President and Chief Operating Officer
Jeffrey A. Bjorkman(5)(6)	149,047	*
Vice President — Operations
John B. Corness(5)(6)	127,800	*
Vice President — Human Resources
Andris A. Baltins(8)(9)	41,150	*	27,442	2,829
Director
Robert L. Caulk(9)(10)	8,200	*	5,677	2,829
Director
Annette K. Clayton(9)	12,000	*	8,032	2,829
Director
John R. Menard, Jr.(9)	16,000	*	10,006	2,829
Director
Gregory R. Palen(9)(11)	33,427	*	40,888	2,829
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(9)	19,890	*	13,300	2,829
Director
William Grant Van Dyke(12)	1,000	*	4,812	2,829
Director
John P. Wiehoff		*	2,824	1,526
Director
All directors and current executive officers as a group (22 persons)(5)(6)(8)(9)(13)	2,967,807	8.6%	112,981	21,329

*	Indicates ownership of less than 1%.

(1)	The address for Barclay’s Global Investors, N.A. and its affiliates (collectively, “Barclays”) is 400 Howard Street, San Francisco, CA 94105. Barclays, an investment advisor, has sole voting power with respect to 1,848,683 shares and sole dispositive power with respect to 2,378,634 shares. This information was reported on the Schedule 13G dated February 6, 2009 filed by Barclays with the SEC.

(2)	The address for Fuji Heavy Industries, Inc. (“Fuji”) is 4-410 Asahi Kitamoto, Saitama, Japan. Fuji, a long time engine supplier to Polaris, has sole voting and dispositive power with respect to 1,980,000 shares. This information was reported to Polaris in a direct communication with Fuji. The Company understands that Fuji has held the shares of Polaris since at least 1994 as a passive investment.

(3)	The address for Michael W. Cook Asset Management and its affiliates (“MWCAM”) is 6000 Poplar Avenue, Suite 220, Memphis, TN 38119. MWCAM, an investment advisor, has sole voting power with respect to 1,523,146 shares and sole dispositive power with respect to 1,661,229 shares. This information was reported on the Schedule 13G dated February 10, 2009 filed by MWCAM with the SEC.

(4)	The address for LSV Asset Management (collectively, “LSV”) is 1 N. Wacker Drive, Suite 4000, Chicago, Illinois, 60606. LSV, an investment advisor, has sole voting power and dispositive power with respect to 1,631,408 shares. This information was reported on the Schedule 13G dated February 17, 2009 filed by LSV with the SEC.

(5)	Includes 132,938 restricted shares of common stock awarded to Messrs. Wine, Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 206,438 aggregate restricted shares of common stock awarded to all directors and current executive officers as a group under the Polaris Industries Inc. Restricted Stock Plan and the Polaris Industries Inc. 2007 Omnibus Incentive Plan. An aggregate of 204,438 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets and an aggregate of 2,000 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company.

(6)	Includes 0, 1,442,000, 77,624, 128,00, 91,988 and 79,200 shares subject to stock options that were granted to Messrs. Wine, Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 2,111,442 aggregate shares subject to stock options that were granted to all directors and executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan and the Polaris 2007 Omnibus Incentive Plan which are or will become vested and exercisable on or before May 9, 2009.

(7)	Includes 28,000 shares which are held in a revocable trust in the name of Mr. Malone’s spouse.

(8)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 7,050 shares.

(9)	Includes 8,000 shares for Mr. Caulk, 12,000 shares for Ms. Clayton, and 16,000 shares for each of the other non-employee directors, with the exception of Mr. Van Dyke and Mr. Wiehoff, subject to annual stock option grants under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which are vested and exercisable. This plan was frozen in April 2007 and no additional grants will be made under this plan.

(10)	Includes 200 shares maintained in brokerage accounts registered in Mr. Caulk’s name as Custodian under the Delaware Uniform Transfers to Minors Act for the benefit of two children, as to which beneficial ownership is disclaimed.

(11)	Includes 27 shares held by Mr. Palen’s daughter, as to which beneficial ownership is disclaimed.

(12)	Includes 1,000 shares which are held in a revocable trust, over which Mr. Van Dyke, as trustee, has sole voting and dispositive power.

(13)	Includes 5,215 shares held by Mr. Mark Blackwell, Vice President — Victory Motorcycles, which are pledged as collateral for a loan.

(14)	Represents the number of common stock equivalents credited as of February 17, 2009 to the accounts of each non-employee director, as maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement in the narrative section following the Director Compensation Table.

(15)	Represents the number of deferred stock units awarded in May, 2007 and 2008 to each of the non-employee directors under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit upon his or her termination of service as a director of the Company or upon a change in control of the Company. The grant of deferred stock units is described in this Proxy Statement in the narrative section following the Director Compensation Table.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Independence

Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com or may be obtained in print by any shareholder who requests it. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board of Directors must be independent as determined by the Board of Directors. In making its determination of independence, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Ms. Clayton and Messrs. Caulk, Menard, Palen, Schreck, Van Dyke and Wiehoff are independent. The Board of Directors has also determined that Mr. Baltins is independent for all purposes other than service on the Company’s Audit Committee because he is a member of one of the law firms that provides legal services to the Company. Mr. Wine, our Chief Executive Officer, and Mr. Tiller, our Senior Program Advisor and former Chief Executive Officer, are not considered to be independent by the Board of Directors. Accordingly, a majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

We have also adopted a Code of Business Conduct and Ethics applicable to all employees, including our Chief Executive Officer, our Chief Financial Officer and all other senior executives, and the directors. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com and in print to any shareholder who requests it.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board of Directors. Any shareholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2008, the full Board of Directors met five times in person. Each of the in-person meetings was preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by Mr. Palen. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2008. The Board also acted through two written actions in 2008. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve. All members of the Board of Directors attended our 2008 Annual Meeting, except for Scott W. Wine, who was appointed to the Board effective October 23, 2008.

Committees of the Board and Meetings

The Board of Directors has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available on our website at http://www.polarisindustries.com and is also available in print to any shareholder who requests it. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2008, are described below.

Audit Committee

Members:	Annette K. Clayton Gregory R. Palen William Grant Van Dyke, Chair John P. Wiehoff
All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE. Additionally, Mr. Van Dyke and Mr. Wiehoff have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Purpose:	The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

•   assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of the Company’s internal audit function and (e) the performance of the Company’s independent registered public accounting firm;

• prepare the Audit Committee Report that appears later in this Proxy Statement;
• serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; and
• provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2008.

Compensation Committee

Members:	Andris A. Baltins Robert L. Caulk, Chair William Grant Van Dyke
All members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:
• Assist the Board of Directors in establishing a philosophy and policies regarding executive and director compensation;
• Provide oversight to the administration of the Company’s director and executive compensation programs;
• Administer the Company’s stock option, restricted stock and other equity-based and cash incentive plans;
• Review and approve the compensation of executive officers and senior management;

•   Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

•   Review with the Chief Executive Officer a written procedure for the efficient transfer of his responsibilities in the event of his sudden incapacitation or departure, including recommendations for longer-term succession planning.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

The Compensation Committee retained Hewitt Associates, Inc. (“Hewitt”) to act as its compensation consultant during the year ended December 31, 2008. The compensation consultant is used in an advisory role for various technical, analytical, and plan design issues related to compensation and benefit programs. The consultant does not play a role in deciding or determining compensation, which role is reserved to the Compensation Committee. The Compensation Committee provides the material elements of the instructions to Hewitt with respect to the performance of its duties under the engagement. The Compensation Committee instructs Hewitt to collect market information on a variety of executive pay and design issues, to assist in the design and review of various programs affecting the compensation of executives and other employees, to consult on various technical issues related to compensation and benefits, and from time to time to review and assist the Compensation Committee in the development of employment contracts with the Company’s Chief Executive Officer. The Compensation Committee expects that Hewitt, when necessary, will work with management in its various efforts in order to fully understand the details of various compensation programs and the underlying business and human resource issues they are meant to address.

The Compensation Committee works with the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources in determining the base salary and annual and long-term incentive targets and opportunities of Company executives. The committee also has the power to delegate the approval of grants of certain stock options and performance restricted share awards. The Compensation Committee has delegated to the Chief Executive Officer of the Company the approval of the issuance of a limited number of equity awards in connection with the employment of new non-executive employees and the promotion or outstanding achievements of current non-executive employees. The Compensation Committee met five times during 2008 and acted through three written actions.

Corporate Governance and Nominating Committee

Members:	Andris A. Baltins, Chair John R. Menard, Jr. R. M. (Mark) Schreck John P. Wiehoff
All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Submission of Shareholder Proposals and Nominations” that appears later in this Proxy Statement. The committee also is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee met one time and acted through one written action during 2008.

Technology Committee

Members:	Robert L. Caulk Annette K. Clayton John R. Menard, Jr. Gregory R. Palen R. M. (Mark) Schreck, Chair Thomas C. Tiller Scott W. Wine

Purpose:	The Technology Committee provides oversight of the Company’s product plans, technology development and related business processes. The committee reviews (1) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets currently served by the Company, (2) plans for growth through new products serving adjacent markets, (3) new technology development and plans for insertion of new technology into the long-range product plan, (4) major competitive moves and the Company’s response plan, (5) the adequacy of the processes, tools, facilities and technology leadership of the Company’s product and technology development, (6) the costs, benefits and risks associated with major product development programs and related facility investments, (7) plans to address changing regulatory requirements, (8) strategic sourcing plans for products and technology and (9) quality initiatives to ensure that the quality of Polaris products meets or exceeds customer expectations. This committee met two times during 2008.

Certain Relationships and Related Transactions

During 2008, the law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provided ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of that firm. Due to the nature of Mr. Baltins’ interest in KSK, disclosure of this relationship is not required under applicable SEC regulations. However, the relationship is periodically reviewed by the Corporate Governance and Nominating Committee and the Board of Directors. The level of fees paid by the Company to KSK for services rendered is not material to either the Company or to KSK and the Board of Directors has concluded that the relationship does not constitute a material relationship that would impair Mr. Baltins’ independence.

Polaris’ Related-Person Transactions Approval Policy, which is applicable to all directors, executive officers and five-percent shareholders of the Company and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include:

•	Any transaction directly or indirectly involving a director, executive officer or five-percent shareholder or any of their respective family members, in which Polaris or its subsidiaries is directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000.

•	Any amendment or modification to an existing related-party transaction; or

•	Any transaction or relationship involving a director that is not deemed to be immaterial under Polaris’ Corporate Governance Guidelines.

The following are not considered to be related-person transactions subject to the policy:

•	Indemnification and advancement of expenses payments made pursuant to Polaris’ Articles of Incorporation or By-laws or pursuant to any agreement or instrument; or

•	Any transaction that involves compensating a director or executive officer in connection with his or her duties to Polaris or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Directors and executive officers are required to consult with Polaris’ General Counsel as to any questions of whether a transaction could be considered a related-person transaction. Additionally, each of Polaris’ directors and executive officers also completes a questionnaire on an annual basis designed to elicit information about any potential related-person transactions.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof is also to be reported to the chair of the Corporate Governance and Nominating Committee.

Matters that are concluded to be related-person transactions are to be submitted for approval by the Corporate Governance and Nominating Committee in accordance with consideration of the approval factors described below. The presentation to the Committee is to include a description of the participants, the terms of the transaction, the business purpose of the transaction, the benefits to Polaris and to the relevant director, executive officer or five-percent shareholder.

In determining whether to approve a related-person transaction, the Committee is to consider the following factors, among others, to the extent deemed relevant by the Committee to the related-person transaction:

•	whether the terms of the related-person transaction are fair to Polaris and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or five-percent shareholder of Polaris or any of their respective family members;

•	whether there are demonstrable business reasons for Polaris to enter into the related-person transaction;

•	whether the related-person transaction could impair the independence of a director under the Corporate Governance Guidelines; and

•	whether the related-person transaction would present an improper conflict of interest for any director or executive officer of Polaris, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship and any other factors the Committee deems relevant.

Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2008 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2008, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company failed to timely file a Form 4 for Thomas C. Tiller with respect to the forfeiture of 33,000 shares of performance based restricted stock that did not vest on February 1, 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class III directors currently serving on the Board, whose terms expire at the 2009 Annual Meeting, are Ms. Annette K. Clayton and Messrs. Gregory R. Palen and John P. Wiehoff. In addition, the Board of Directors appointed Mr. Scott W. Wine as a Class I director, effective October 23, 2008, to fill the vacancy created by an increase in the number of directors from nine to ten. Mr. Wine has consented to serve a one-year term, which will expire at the 2010 Annual Meeting when the term of all Class I directors will expire.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors proposes that Scott W. Wine be elected by the shareholders as a Class I director for a one-year term expiring in 2010. Mr. Wine was appointed as a director of Polaris by the Board of Directors on October 23, 2008 upon the recommendation of the Corporate Governance and Nominating Committee in connection with his employment as Chief Executive Officer of the Company.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors also proposes that the following nominees, all of whom are currently serving as Class III directors, be elected as Class III directors for three-year terms expiring in 2012:

Annette K. Clayton
Gregory R. Palen
John P. Wiehoff

The persons named in the proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

After the election of one Class I director and three Class III directors at the Annual Meeting, the Board will consist of ten directors, including five continuing directors whose present terms extend beyond this Annual Meeting (Class I will consist of four directors and Classes II and III will each consist of three directors). There are no family relationships between or among any executive officers or directors of the Company.

We expect each nominee standing for election as a Class I director or as a Class III director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Information Concerning Nominees and Directors

The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Director Nominee — Class I (Term Ending 2010)

Scott W. Wine	Director since 2008
Mr. Wine, 41, has been the Chief Executive Officer of Polaris since September 1, 2008, and was appointed as a member of our Board of Directors on October 23, 2008. Prior to joining Polaris, Mr. Wine served as President of Fire Safety Americas, the Fire & Security Division of United Technologies Corporation since 2007, and, prior to that time, held senior leadership positions at Danaher Corp. from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries and Vice President and General Manager, Manufacturing Programs in Europe. From 1996 to 2003, Mr. Wine held a number of operations and executive positions, both international and domestic, with Allied Signal Corp.’s Aerospace Division, which became Honeywell International after a 1999 merger with Honeywell, Inc. Mr. Wine is a member of our Technology Committee.

Director Nominees — Class III (Term Ending 2012)

Gregory R. Palen	Director since 1994
Mr. Palen, 53, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman of Spectro Alloys, an aluminum manufacturing company, since 1989. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of various private and non-profit organizations. Mr. Palen is a member of our Audit Committee and our Technology Committee.

Annette K. Clayton	Director since 2003
Ms. Clayton, 45, has been the Vice President, Global Supply Chain and Fulfillment for Dell Corporation since May 2008. From February 2006 to May 2008, she was the Vice President, Dell Americas Operations. From June 2005 until February 2006, Ms. Clayton served as Vice President, General Motors North American Quality and a member of the GM North American Strategy Board. Prior to that assignment she was the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems — Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio; Fort Wayne, Indiana; and Oshawa, Ontario. She serves on the board of directors of the Johnnetta B. Cole Diversity & Inclusion Institute and on the Massachusetts Institute of Technology (MIT) Leaders for Manufacturing governing board and is a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. Ms. Clayton is a member of our Audit Committee and our Technology Committee.

John P. Wiehoff	Director since 2007
Mr. Wiehoff, 47, has been Chief Executive Officer of C.H. Robinson since May 2002, following a three-year succession process during which he was named President in December 1999. He has been a director of C.H. Robinson since December 2001. He was Vice President and Chief Financial Officer from June 1998 to December 1999. Previous positions with C.H. Robinson include Treasurer and Corporate Controller. Prior to joining C.H. Robinson in 1992, he was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc. Mr. Wiehoff is a member of our Audit Committee and our Corporate Governance and Nominating Committee.

Directors Continuing in Office — Class II (Term Ending 2011)

John R. Menard, Jr.	Director since 2001
Mr. Menard, 69, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Corporate Governance and Nominating Committee and our Technology Committee.

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 64, is a registered professional engineer and retired Vice President, Technology, General Electric Company. He is currently on the staff of the University of Louisville Speed School of Engineering, and consults through his business, RMS Engineering, LLC. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

William Grant Van Dyke	Director since 2006
Mr. Van Dyke, 63, was the Chairman of the Board of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, from August 2004 until his retirement in 2005. He was Chairman, President and Chief Executive Officer of Donaldson Company from 1996 to August 2004 and held various financial and management positions with that company from 1980 to 1996. Mr. Van Dyke also serves as a director of Graco Inc. and Alliant Techsystems Inc. Mr. Van Dyke serves as the Chair of our Audit Committee and is also a member of our Compensation Committee.

Directors Continuing in Office — Class I (Term Ending 2010)

Andris A. Baltins	Director since 1994
Mr. Baltins, 63, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. Mr. Baltins is a member of the boards of Affinity Group Holding, Inc. and its wholly-owned subsidiary, Affinity Group, Inc., a member-based direct marketing and specialty merchandise retailer targeting recreational vehicle owners and outdoor enthusiasts. He also serves as a director of various private and non-profit corporations. Mr. Baltins serves as the Chair of our Corporate Governance and Nominating Committee and is also a member of our Compensation Committee.

Thomas C. Tiller	Director since 1998
Mr. Tiller, 47, is the Senior Program Advisor of the Company and was the Chief Executive Officer of the Company from July 15, 1998 to September 2008. From 1999 to April 2005, Mr. Tiller was the President and Chief Executive Officer of the Company and from July 15, 1998 to May 20, 1999 he served as the Company’s President and Chief Operating Officer. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller is a member of our Technology Committee.

Robert L. Caulk	Director since 2004
Mr. Caulk, 57, is the Chairman of Bushnell Outdoor Products, a global manufacturer and marketer of sports optics and outdoor accessories. He was the Chairman and Chief Executive Officer of United Industries Corporation, a manufacturer and marketer of consumer products, from 2001 through 2005 and was its President and Chief Executive Officer from 1999 to 2001. He served as the President and Chief Executive Officer of Spectrum Brands, North America, following its acquisition of United Industries in 2005, until February 2006. Mr. Caulk also serves as a director on several corporate and non-profit boards, including Bushnell Outdoor Products, Sligh Furniture Company and the St. Louis Academy of Science. Mr. Caulk serves as the Chair of our Compensation Committee and also is a member of our Technology Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes the Company’s compensation objectives and policies and the compensation awarded to the following executive officers (the “Executive Officers”) during 2008:

•	Scott W. Wine, Chief Executive Officer. Mr. Wine joined Polaris on September 1, 2008.

•	Thomas C. Tiller, Chief Executive Officer through August 31, 2008 and thereafter Senior Program Advisor, which is not an executive officer position, to Polaris.

•	Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary

•	Bennett J. Morgan, President and Chief Operating Officer

•	Jeffrey A. Bjorkman, Vice President — Operations. Mr. Bjorkman has informed the Company that he will retire effective as of January 31, 2010.

•	John B. Corness, Vice President — Human Resources

Executive Summary

The practice of the Compensation Committee is to meet in January of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the Executive Officers for the current year, (ii) determine the annual incentive compensation to be paid to each Executive Officer for services provided during the prior year, (iii) determine the payout, if any, to be made under the Company’s long-term incentive plan to employees of the Company, including the Executive Officers other than Mr. Tiller, for the three-year performance period ended on the immediately preceding December 31st; (iv) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for long-term incentive plan participants, and (v) determine stock option and restricted share awards, if any, to be granted to Executive Officers.

Process

When making individual compensation decisions for Executive Officers, the Compensation Committee takes many factors into account. These factors include the individual’s performance; the performance of the Company overall; retention concerns; the individual’s tenure and experience with the Company and in his or her current position; the recommendations of management; the individual’s current and historical compensation; the Compensation Committee’s compensation philosophy; and comparisons to other comparably situated executive officers (both those of the Company and those of the Company’s peer group).

Annual Compensation

Base Salary — The Company targets the base salary of its Executive Officers at the 50th percentile of the market based on survey results. There is a description of the base salaries of the Executive Officers on page 25 of this Proxy Statement.

Annual Incentive Awards under Senior Executive Annual Incentive Compensation Plan — Annual incentive awards are made to Executive Officers under the Senior Executive Annual Incentive Compensation Plan. This plan was implemented and approved by the Company’s shareholders in 2004 and was designed and is administered so that the annual incentive compensation paid to participants will be fully tax deductible under Section 162(m) of the Internal Revenue Code. In administering the plan, the Compensation Committee has determined a targeted incentive opportunity for each Executive Officer expressed as a percentage of base salary. On an annual basis, the Compensation Committee establishes performance metrics that must be achieved to qualify for varying levels of incentive compensation and determines the actual amount of incentive compensation to be paid for performance. The financial operating targets are aligned with the Company’s internal operating plan for the year. In order for the Executive Officers to qualify to receive an annual incentive award at least at the level of their target annual incentive opportunity, Polaris has to achieve earnings from continuing operations per diluted share that exceeds the guidance provided to shareholders in January of the year of the earnings from continuing operations per diluted share expected for the year. The Compensation Committee sets these challenging targets in order to generate and reward superior performance. The Company met these targets three out of five times during the 2004-2008 period. The amount of an Executive Officer’s actual incentive award payment for a performance period is based predominantly upon Polaris’ financial performance measured against pre-established performance metrics as described above. However, the Committee also considers corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual performance to achieve pre-established objectives and contributions to strengthening Polaris’ business. There is a description of annual incentive awards made to Executive Officers under the Senior Executive Annual Incentive Plan for 2008 and targets established for 2009 on pages 26 to 28 of this Proxy Statement.

Long-Term Compensation

Long-term compensation awarded by the Company includes long-term cash-based incentive awards under the LTIP and stock options and performance-based stock awards under the Omnibus Plan. The Company strives to find an appropriate balance between stock price based long-term compensation opportunities and the cash-based awards under the LTIP or performance-based stock awards under the Omnibus Plan that are dependent upon achievement of specific financial measures to drive shareholder value. Accordingly, approximately 60% of the grant date value of long-term compensation opportunities is provided to each Executive Officer in the form of stock options, with the remaining 40% allocated to cash awards under the LTIP or performance-based stock awards under the Omnibus Plan

Long Term Incentive Plan (LTIP) Awards — Each of the current Executive Officers participates in the LTIP. Payouts under the LTIP are based on Polaris’ financial performance measured over a period of three consecutive fiscal years. In determining the performance targets for the LTIP, the Compensation Committee evaluates the external economic environment, the anticipated demand for the products sold by the Company and the Company’s long term business plan.

At the beginning of each three-year performance period, participants choose whether their payout will be calculated based upon: (1) cash value at the time of award; or (2) cash value tied to Polaris stock price movement over the three-year performance period. Each Executive Officer has chosen to have his payout calculated based upon cash value tied to Polaris stock price movement over the three-year performance period. Similar to the Senior Executive Annual Incentive Compensation Plan, Polaris establishes an LTIP target in January of each year for each Executive Officer participant expressed as a percentage of base salary based on that individual’s level of responsibility. There is a description of LTIP and the targets for the 2008-2010 Performance Cycle and for the 2009-2011 Performance Cycle on pages 28 to 30 of this Proxy Statement.

Stock Option Awards — The Compensation Committee generally awards stock options under the Omnibus Plan to Executive Officers on an annual basis as a component of its long term compensation opportunity. The Compensation Committee awards the options after reviewing market compensation data for each Executive Officer and considering the need to retain key executives and align incentives with shareholder interests. The value of and the number of shares subject to the awards are based on benchmarked comparisons conducted by the Compensation Committee’s compensation consultant of similar positions at comparable companies. There is a description of the stock option awards to Executive Officers in 2008 and 2009 on pages 31 to 32 of this Proxy Statement.

Performance Based Restricted Share Awards — The Company makes awards of performance-based restricted stock on a selective and limited basis under its Omnibus Plan. Generally such awards are made in connection with promotions, outstanding performance, hiring of new executives and extensions of existing employment arrangements. There is more detail on the performance based restricted share awards on pages 41 to 42 of this Proxy Statement.

In addition to the primary forms of compensation discussed above, the Executive Officers are also eligible for other perquisites and benefits as discussed on pages 32 to 33 of this Proxy Statement.

Executive Compensation Philosophy

Objectives of Polaris’ Compensation Program

Polaris’ executive compensation philosophy aligns executive compensation decisions with its desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for Polaris’ Executive Officers are to:

•	Attract and retain highly qualified executives;

•	Link executives’ incentive goals with the interests of Polaris’ shareholders;

•	Emphasize variable compensation that is tied to Polaris’ performance in an effort to generate and reward superior individual performance; and

•	Support the Company’s business plans and long-term goals.

To achieve these objectives, the Company has designed an executive compensation program that emphasizes performance-based incentives and consists of three key components:

•	Annual Compensation — consisting of base salary and annual cash incentive awards under the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan (“Senior Executive Plan”); the incentive awards are paid based upon the achievement of certain Company performance objectives on an annual basis; and

•	Long-Term Compensation, consisting of one or more of the following:

•	Cash incentive awards under the Polaris Industries Inc. Long Term Incentive Plan (“LTIP”) that are paid based upon the achievement of certain Company performance objectives over three-year periods;

•	Performance-based stock awards under the Polaris Industries Inc. 2007 Omnibus Plan (“Omnibus Plan”), the vesting of the awards is solely dependent on growth in earnings from continuing operations per diluted share and the value of the awards is based upon stock price; and

•	Stock option grants under the Omnibus Plan, the value of which is dependent on growth in stock price.

•	Stock ownership guidelines

Awards under the Senior Executive Plan, LTIP, and Omnibus Plan provide Executive Officers with incentives to achieve the Company’s business objectives and also serve as a retention tool. The value and attainment of these awards are driven by the Company’s financial and stock price performance. The incentive award target percentages of each Executive Officer under the Senior Executive Plan and the LTIP, as well as the number of stock options and performance-based stock awards under the Omnibus Plan to each Executive Officer, are determined by the Compensation Committee after consideration of the position held by the Executive Officer and the expected level of contribution to the achievement of the desired business objectives.

To attract and retain talented individuals, the compensation of Executive Officers must also be competitive with other companies. Accordingly, the Company uses survey data, as described in the section entitled “Factors Used in Determining Compensation” below, to structure the total compensation opportunities provided to Executive Officers that (a) will approximate over time the median total compensation opportunities within the survey group as adjusted for company size, and (b) will result in higher than the median compensation if Polaris outperforms the corporate objectives established by the Board, executives contribute meaningfully to that performance and the Polaris stock price appreciates in value. Individual Executive Officer compensation opportunities and actual compensation are further influenced by Company performance and individual performance.

Polaris’ compensation philosophy for Executive Officers distinguishes between the compensation opportunities made available to Executive Officers and the compensation paid to Executive Officers. Polaris’ objective is to provide compensation opportunities that are consistent with its pay philosophy and correspondingly with the market values of comparable positions of the benchmark companies. In particular, those opportunities are comprised of salary, target cash incentive awards, and the grant date value of long-term incentives. Importantly, what is actually earned from these pay opportunities, especially from the annual cash incentive awards and long-term incentive arrangements, are entirely a function of realized results. Accordingly, the extent that actual or earned compensation varies from its targeted total compensation percentile, is a function of performance of the individual and/or the Company.

Total compensation opportunities for each of the Executive Officers are also a function of their respective roles and responsibilities. In the marketplace surveys conducted by the Company’s compensation consultant, experienced Chief Executive Officers are paid more than those in other positions. Moreover, the mix of compensation opportunities for a Chief Executive Officer also differs from other positions. Likewise, compensation opportunities for a Chief Operating Officer, Chief Financial Officer and each of the other Executive Officers reflect the labor market for each of those areas of expertise. Accordingly, compensation opportunities of the Company are established to reflect the reality of competitive labor markets and the business strategy of the Company. For example, in structuring Mr. Wine’s compensation package, the Committee decided that his target bonus opportunity would be set to approximate the 50th percentile of the marketplace at 100% of his base salary. The target opportunity is 100% of base salary for the Chief Operating Officer and 80% of base salary for the other Executive Officers. The variation reflects the difference in responsibility for the overall performance of the Company and the mix and amount of compensation opportunities available for similar positions based on marketplace surveys. Similarly, base salaries and long term incentive opportunities for the Chief Executive Officer, Chief Operating Officer and the other Executive Officers will differ to reflect their respective levels of responsibility in the Company and marketplace surveys.

The annualized value of target total compensation opportunity for 2008 for Messrs. Morgan and Malone was between the 40th and 50th percentiles of target total compensation of comparable positions in the comparator group, whereas target total compensation opportunity for Messrs. Bjorkman and Corness approximated the 75th percentile relative to comparable positions in the comparison group. Messrs. Bjorkman and Corness have historically had higher targets because of their years of experience both inside and outside of the Company in similar positions and their time in position at Polaris.

When Mr. Tiller’s 2007 Employment Agreement was being negotiated, a comprehensive market survey was completed for the Compensation Committee by the Company’s compensation consultant. Mr. Tiller’s compensation for 2008 reflects the terms of his 2007 Employment Agreement and decisions made by the Company when it entered into its first employment contract with Mr. Tiller in 1998 to emphasize annual and long-term variable pay to a greater extent than the usual 50th percentile practices in market surveys for similar positions. As a result his targeted variable pay opportunity and, accordingly, his targeted total compensation opportunity has been in the top quartile.

Mr. Wine became the Company’s Chief Executive Officer on September 1, 2008 and comes to Polaris with considerable leadership experience, but he is new to the chief executive officer position. His compensation package emphasizes long-term performance, retention, and competitiveness with chief executive officer compensation generally. The annualized value of his total compensation is predominantly performance based with 75% of his compensation opportunity associated with either short- or long-term performance. Mr. Wine’s total compensation opportunity is currently at about the 40th percentile of comparably situated chief executive officers. The Company expects that Mr. Wine’s compensation opportunity will approximate the 50th percentile of target total compensation over time as he gains experience. As with the other Executive Officers, if the Company’s performance is strong, the potential exists to earn actual compensation that is above the median. The Company established a target annual incentive award opportunity for Mr. Wine of 100% of base salary compared to a median target annual incentive opportunity of approximately 90%-100% of base salary. Similarly, Mr. Wines’ long-term equity awards are performance based in that his performance based restricted share awards can only be earned if specific long-term earnings growth objectives are achieved and the potential value of his stock option awards can only be realized if the stock price rises above the option grant price. Mr. Wine is also eligible to participate in the Company’s LTIP, the value of which is dependent on Company performance.

Factors Considered in Determining Compensation

The Compensation Committee annually reviews competitive executive compensation levels based upon a report compiled by its independent compensation consultant, Hewitt Associates, Inc, (“Hewitt”) that includes comparative compensation data from a survey of a group of companies that are primarily engaged in the manufacturing industry and have annual sales ranging from $1.0 billion to $5.0 billion. The criteria used to identify the survey group of companies remain consistent from year-to-year, although the actual companies within the survey group will vary depending on changes in reported sales. The Company believes that these criteria are effective in identifying a survey group of companies comparable to Polaris, which is a manufacturing entity that had annual sales of $1.9 billion and $1.8 billion for the years ended December 31, 2008 and December 31, 2007, respectively. All of the companies surveyed to establish the 2008 and 2009 compensation opportunities are listed below:

ACCO Brands Corporation	Idearc Media
Acxiom Corp.	Joy Global Inc.
Alberto-Culver Company	Kaman Corporation
American Commercial Lines	Kennametal Inc.
American Greetings Corporation	Leggett & Platt Inc.
Armstrong World Industries, Inc.	Lennox International Inc.
Beazer Homes USA, Inc.	Martin Marietta Materials, Inc.
Boise, Inc.	McCormick & Company, Inc.
Brady Corporation	Nalco Company
Brightpoint, Inc.	NCR Corporation
CA Inc	Olin Corporation
Cameron International Corporation	Packaging Corporation of America
Chicago Bridge and Iron Company	Pactiv Corporation
Chiquita Brands International, Inc.	Perini Corporation
Church & Dwight Company, Inc.	Quanta Services, Inc.
Cleveland-Cliffs Inc	Rockwell Collins
Covance	Sauer-Danfoss Inc.
Curtiss-Wright Corporation	Solutia Inc.
Del Monte Foods Company	Sonoco Products Company
Donaldson Company, Inc.	Steelcase Inc.
DST Systems, Inc.	TeleTech Holdings, Inc.
Edwards Lifesciences LLC	Temple-Inland Inc.
Energizer Holdings, Inc.	Thomas & Betts Corporation
Federal Signal	TriMas Corporation
Fleetwood Enterprises, Inc.	Trinity Industries, Inc.
Flowserve Corporation	Tupperware Corporation
FMC Technologies	UST Inc.
GATX Corporation	Valmont Industries, Inc.
Global Crossing Ltd.	Vulcan Materials Company
H. B. Fuller Company	W. R. Grace & Co.
Hanesbrands, Inc.	Waters Corporation
Hasbro, Inc.	Windstream Communications
Herman Miller, Inc.	Woodward Governor Company
Hospira Inc.	Worthington Industries, Inc.

Utilizing the survey group information, the Compensation Committee conducts its own review of the various components of Polaris’ executive compensation program and, with the assistance of the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources, determines the base salary and annual and long-term incentive targets and opportunities of the Executive Officers as a group and individually. In doing so, the Compensation Committee conducts an evaluation of the compensation opportunities and individual performance of each Executive Officer. Each executive’s skills, experience, time in position, achievements and level of contribution towards desired business objectives is reviewed. The Compensation Committee uses this information to determine the amount and mix of compensation opportunities and the actual compensation for the Company’s Executive Officers is based upon these assessments.

In connection with selecting Mr. Wine to be the Company’s Chief Executive Officer in September 2008, market data was assembled for the role and a total compensation package was designed with combined effort of the Compensation Committee, the Vice President — Human Resources, and Hewitt. This design reflects Mr. Wine’s role, market practices, the Company’s pay philosophy, and arrangements he would be forfeiting at his previous employer.

Impact of Income Tax Treatments

The Compensation Committee made decisions regarding executive compensation using forms of compensation that were compliant with Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year if that compensation is not performance related. In April 2004, shareholders approved the Senior Executive Plan and the LTIP. Senior executives of the Company, to whom Section 162(m) may apply, participate in the Senior Executive Plan in lieu of the Company-wide profit sharing plan. Awards under both plans, which were approved by shareholders in 2004, would meet the requirements of Section 162(m) and be tax deductible to Polaris. Additionally, outstanding grants under the Company’s stock-based compensation programs, including stock option and performance-based stock award programs, are performance-based for purposes of Section 162(m). The Company believes that all compensation paid to Polaris executives for 2006 through 2008 is deductible under the Internal Revenue Code. In January 2009, the Compensation Committee granted certain awards under the Senior Executive Plan for 2009 and the LTIP for 2009 — 2011 that will be earned only if the Company achieves specific performance targets. Such awards, if earned, will qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code only if Shareholders reapprove the material business terms of the Senior Executive Plan and the LTIP by approving proposals 4 and 5 as set forth beginning on page 66 of this proxy statement.

Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that the Chief Executive Officer and other Executive Officers are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value computed at the time of their appointment to their positions of at least five and three times, respectively, their current annual base salaries. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President — Finance, Chief Financial Officer and Secretary of the Company. All Executive Officers are expected to satisfy the stock ownership guidelines within four years following the date of their becoming an Executive Officer. The following chart sets forth the stock ownership of each of the Executive Officers as of December 31, 2008 relative to the stock ownership guidelines:

			Shares of Common
			Stock and
	Stock Ownership		Restricted Share
	Guidelines		Awards Held as of
	(as a Multiple of		December 31,	Stock Ownership
Name	Base Salary)		2008	Guideline Met?

Scott W. Wine	5	x	53,000	(1)
Thomas C. Tiller	5	x	367,086	Yes
Michael W. Malone	3	x	74,259	Yes
Bennett J. Morgan	3	x	89,346	Yes
Jeffrey A. Bjorkman	3	x	57,059	Yes
John B. Corness	3	x	48,600	Yes

(1)	Mr. Wine began employment with Polaris on September 1, 2008. The Company expects that Mr. Wine will satisfy the stock ownership guidelines on or prior to September 1, 2012, the fourth anniversary of the date he began employment with Polaris.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with the Chief Executive Officer annually to review the performance of the Company’s other Executive Officers. The meeting includes an in-depth review of the performance of each Executive Officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of the Company’s business goals. A summary of the performance review is presented to the full Board of Directors each year.

The Chief Executive Officer and the Vice President — Human Resources assist the Compensation Committee in reviewing performance under the Senior Executive Plan metrics, including pre-established incentive award targets, Company performance and individual performance for the other Executive Officers and recommend incentive award amounts for such persons to the Compensation Committee. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to equity-based incentive awards for the other Executive Officers.

Elements of Executive Compensation

Annual Compensation

Base Salary.  Polaris targets the base pay of its Executive Officers at the 50th percentile of the survey group of companies identified above in order to remain competitive with compensation levels of executives at comparable companies. Polaris believes that targeting base pay at a competitive level helps to meet its compensation program objective of attracting and retaining high quality executives. Each Executive Officer’s salary varies from the 50th percentile target based on the level of his or her responsibility, experience, time in position, internal equity considerations and individual performance. Executive Officer base salaries are reviewed by the Compensation Committee on an annual basis and specific salary adjustments take into account these factors and the current market for management talent. An Executive Officer’s base salary will also generally be reviewed at the time of a promotion or other change in responsibilities.

2008 Base Salaries

In January, 2008, the Compensation Committee set the base salaries for the Executive Officers for 2008. The base salary of Mr. Tiller remained unchanged at $750,000 in accordance with his employment agreement. The base salaries of Messrs. Bjorkman and Corness were increased by the Compensation Committee by 4% which brought Mr. Bjorkman’s base salary to $295,000 and Mr. Corness’s base salary to $285,000. These increases brought those bases salaries closer to the 50th percentile target and were consistent with the performance of those Executive Officers and of the Company. The base salary of Mr. Morgan was increased by 7% to $400,000, which continues to be below the market median. The Compensation Committee determined that Mr. Morgan’s increasing experience as President and Chief Operating Officer and individual performance warranted such an increase. The base salary of Mr. Malone, which was below market median, was increased by 7% to $375,000, reflecting the Compensation Committee’s view that as an experienced Chief Financial Officer who has been a strong performer in that role for over ten years, Mr. Malone’s base salary should now be at least at the target level.

Mr. Wine’s base salary was set at $575,000 at the time he joined the Company in September, 2008. In addition to his base salary, Mr. Wine received a one-time cash payment of $530,000 at the time he was appointed Chief Executive Officer of the Company in September, 2008 to reflect the amount of compensation Mr. Wine expected to forgo from his previous employer as a result of joining Polaris. Mr. Wine also received compensation for certain relocation expenses.

2009 Base Salaries

In January 2009, the Compensation Committee determined not to increase the base salaries of the Executive Officers in consideration of what it expected to be a very difficult industry cycle and a challenging macroeconomic climate during 2009. In addition, the Executive Officers, along with all other salaried employees in the Company, have agreed to an approximately 1.9% reduction in base salary to be paid in 2009 in exchange for an additional week of vacation.

Senior Executive Plan.  Polaris awards annual incentives under the Senior Executive Plan based on the achievement of performance criteria established for a specific year. Polaris believes that the opportunities provided under the Senior Executive Plan fulfill all of its compensation program objectives by:

•	Encouraging executives to attain and maintain the highest standards of performance,

•	Attracting and retaining executives of outstanding competence and ability,

•	Stimulating the active interest of executives in the development and financial success of the Company,

•	Further aligning of interests of executives with those of the Company’s shareholders generally, and

•	Rewarding executives for outstanding performance when certain objectives are achieved.

The Company’s Chief Executive Officer and other members of senior management selected by the Compensation Committee of the Board of Directors of the Company participate in the Senior Executive Plan in lieu of the Company’s broad based annual profit sharing plan. The Senior Executive Plan was designed and is administered so that the annual incentive compensation paid to participants would be tax deductible without regard to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code and the plan has been approved by the Company’s shareholders. In order to comply with Section 162(m), the Senior Executive Plan provides for maximum incentive compensation payment opportunities based on the Company’s performance relative to financial operating targets established early in the year by the Compensation Committee; however, the Compensation Committee may exercise its discretion to reduce or even eliminate the annual incentive awards that could be paid upon achievement of the targets. The Compensation Committee has regularly exercised its discretion to award less than the maximum amount that could be paid under the Senior Executive Plan.

In administering the plan, the Compensation Committee has established the following target annual incentive opportunities under the plan for each Executive Officer (expressed as a percentage of base salary):

Senior
Executive Plan
Award Target
Opportunity
(as a Percentage of
Executive Officer	Base Salary)

Scott W. Wine	100%
Thomas C. Tiller	200%
Michael W. Malone	80%
Bennett J. Morgan	100%
Jeffrey A. Bjorkman	80%
John B. Corness	80%

These target annual incentive opportunities are based on the respective executive’s level of responsibility, consistent with comparable positions in the market when considering total cash compensation. These targets reflect the Compensation Committee’s view that the compensation opportunities of Messrs. Wine and Morgan, and previously Mr. Tiller, who have the greatest overall responsibility for Company performance, should be weighted more heavily towards performance based compensation.

During January of each year the Compensation Committee establishes a matrix for each Executive Officer of maximum annual incentive payouts, expressed as a percentage of base salary, across a range of levels of earnings from continuing operations per diluted share for the year. Historically, the Committee has believed that earnings from continuing operations per diluted share is the most effective and appropriate of the numerous business measurement criteria available under the Senior Executive Plan for a number of reasons, including, but not limited to: a) it is easily understood by the Executive Officers, shareholders and employees of the Company, b) it is a measurement that is communicated in the audited financial statements of the Company, and c) it is a measurement that is identical to the measurement used for purposes of determining the annual payments under the Company’s broad based annual profit sharing plan for all eligible non-executive employees of the Company. In determining the maximum payments at various levels of earnings from continued operations per diluted share, the Compensation

Committee reviews the market for the products sold by the Company, the general economic environment and the Company’s internal operating plans for the upcoming year. The financial operating targets are heavily influenced by the Company’s internal operating plan for the year, which is not publicly disclosed. In order for the Executive Officers to qualify to receive an annual incentive award at least at the level of their target annual incentive opportunity, Polaris must achieve earnings from continuing operations per diluted share that exceeds the guidance provided to shareholders in January for such year. The Compensation Committee sets challenging targets in order to focus executives on delivering a high level of performance. From 2004 through 2008, the annual performance targets have required year over year growth of earnings from continuing operations per diluted share of between 10% and 16% in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. During that same period, the Company has met or exceeded the required growth metric in three out of five years and the Executive Officers have received annual incentive payments at or above their target incentive opportunity those three years. In 2008, Mr. Wine joined the company as Chief Executive Officer and his target incentive opportunity is 100% of base salary and will be pro-rated for his first year with the Company.

The amount of an Executive Officer’s actual incentive award payment for a performance period is based predominantly upon Polaris’ financial performance measured against pre-established performance metrics. However, the Committee also considers corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual achievement of pre-established objectives and contributions to strengthening Polaris’ business. Accordingly, awards under the Senior Executive Plan, which are paid prior to March 15th following the year during which performance is measured, fulfill Polaris’ compensation objectives of supporting the Company’s business plans and annual goals and generating and rewarding superior performance.

The following graph shows for fiscal years 2004 through 2008 the average annual incentive payments as a percent of target for the Executive Officers and percentage of internal operating plan achieved since the Senior Executive Plan was adopted, which illustrates the correlation between achievement of the internal operating plan and the actual payouts received by the Executive Officers:

Senior Executive Plan Awards for 2008 — Awarded in February 2009

In January 2008, the Compensation Committee established award targets under the Senior Executive Plan for fiscal year 2008 (the “2008 Senior Executive Plan Awards”) that required the Company to achieve earnings from continuing operations per diluted share of $3.47 in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. Mr. Wine joined the Company in September, 2008 and was eligible to participate in the 2008 Senior Executive Plan Awards on a prorated basis to the number of months he was employed by the Company in 2008. The Company actually achieved earnings from continuing operations per diluted share of

$3.50 for 2008, a 13 percent increase from 2007, which the Compensation Committee considers to be excellent performance in a difficult economic environment. The award targets and annual incentive awards are as follows:

	2008 Senior	2008 Senior	2008 Senior
	Executive Plan	Executive Plan	Executive Plan
	Award Target	Award	Award
	(as a Percentage of	(Paid in	(as a Percentage of
Executive Officer	Base Salary)	February 2009)	Base Salary)

Scott W. Wine	100%	$185,000	104%
Thomas C. Tiller	200%	1,500,000	200%
Michael W. Malone	80%	310,000	85%
Bennett J. Morgan	100%	440,000	112%
Jeffrey A. Bjorkman	80%	240,000	81%
John B. Corness	80%	260,000	91%

As noted above, the Compensation Committee’s determination of the amount of the annual incentive awards to be paid for 2008 was based upon Polaris’ financial performance against pre-established performance metrics, corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual achievement of pre-established objectives and contributions to strengthening Polaris’ business.

The 2008 Senior Executive Plan Awards paid to Executive Officers in February 2009 are reflected in column (g) of the Summary Compensation table appearing on page 35 of this Proxy Statement.

Senior Executive Plans Awards for 2009 — To Be Awarded in February 2010

In January 2009, the Compensation Committee established a performance and payout matrix for 2009 under the Senior Executive Plan which reflects the economic challenges that the Company expects to face in 2009 (the “2009 Senior Executive Plan Awards”). After considering the market for the products sold by the Company, the general economic environment and the Company’s plans for the upcoming year in what is expected to be an unprecedented, very difficult industry cycle and macroeconomic climate, the Compensation Committee set performance targets for achievement of earnings from continuing operations per diluted share for 2009 below the actual results from 2008. The performance and payout matrix for the 2009 Senior Executive Plan Awards approved by the Compensation Committee establishes a range of payout percentages that requires the Company to achieve earnings from continuing operations per diluted share in excess of the upper-end of the guidance range provided to shareholders in January 2009 of $3.00 in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. The matrix establishes a maximum payout at 140% of the target amount for each of the Executive Officers if the actual results are approximately 20% or more above the targeted earnings from continuing operations per diluted share growth for the fiscal year ending December 31, 2009 and a minimum payout of 25% of the target amount if actual results are no more than 20% below the target amounts. If actual 2009 earnings from continuing operations per diluted share are more than 20% below target, then the Executive Officers will not be eligible to receive annual incentive awards for 2009 performance. Accordingly, as in previous years, the Compensation Committee views these targets to be challenging and designed to generate and reward superior performance. The Compensation Committee anticipates making payments in February 2010 to the Executive Officers under the 2009 Senior Executive Plan Awards.

Long-Term Compensation

Long-term compensation awarded by the Company includes long-term cash-based incentive awards under the LTIP, stock options under the Omnibus Plan and performance-based stock awards under the Omnibus Plan. The Omnibus Plan, which was adopted in April 2007, is used to grant equity and performance-based awards similar to those previously granted under the Stock Option Plan, Restricted Stock Plan, the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and the Polaris Industries Inc. 1999 Broad Based Stock Option Plan. Such plans were frozen upon adoption of the Omnibus Plan. All outstanding awards under the existing plans remain outstanding; however, no further awards will be granted pursuant to such plans. The Company strives to find an appropriate balance between stock price based long-term compensation opportunities and the cash-based awards under the LTIP or performance-based stock awards under the Restricted Stock Plan or Omnibus Plan that are dependent upon achievement of specific financial measures to drive shareholder value. Accordingly, approximately 60% of the grant date value of long-term compensation opportunities is provided to each Executive Officer in the form of stock options, with the remaining 40% allocated to cash awards under the LTIP or performance-based restricted stock awards.

LTIP.  Long-term cash-based incentives under the LTIP are intended to:

•	Provide incentives for executives to attain and maintain the highest standards of sustained performance,

•	Attract and retain executives of outstanding competence and ability,

•	Stimulate the active interest of executives in the long-term strategic development and financial success of the Company,

•	Further align the interests of executives with those of shareholders generally, and

•	Reward executives for outstanding performance when certain long-term performance objectives are achieved.

Each of the current Executive Officers participates in the LTIP. Mr. Tiller did not participate in the LTIP under the terms of his employment agreement. The plan was adopted with the intention that awards would be made under this plan in substitution for annual awards previously made under the Restricted Stock Plan. Payouts under the LTIP are based on financial performance measured over a period of three consecutive fiscal years. In determining the performance targets for the LTIP, the Compensation Committee evaluates the external economic environment, the anticipated demand for the products sold by the Company and the Company’s long term business plan.

At the beginning of each three-year performance period, participants choose whether their payout will be calculated based upon: (1) cash value at the time of award; or (2) cash value tied to Polaris stock price movement over the three-year performance period. Each Executive Officer has chosen to have his payout calculated based upon cash value tied to Polaris stock price movement over the three-year performance period. Similar to the Senior Executive Plan, Polaris establishes an LTIP target in January of each year for each Executive Officer expressed as a percentage of base salary based on that individual’s level of responsibility. A plan target of 100% and 80% of base salary was established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2008-2010 performance period (“2008 LTIP Grant”). A plan target of 100% of base salary was established under the LTIP for Mr. Wine prorated to the time he is employed by the Company during 2008 — 2010 performance cycle. A plan target of 100% of base salary was established under the LTIP for Mr. Wine and Mr. Morgan and 80% of base salary for the other Executive Officer participants for the 2009 — 2011 performance period (“2009 LTIP Grant”). The Compensation Committee has discretion under the LTIP to either (i) disregard the impact of any extraordinary or unusual events (such as significant acquisitions or divestitures by the Company) in determining whether a performance objective has been obtained or (ii) to make appropriate adjustments in any performance objective to reflect the occurrence of such an event.

2008-2010 Performance Cycle

Target awards under the 2008 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth using actual 2007 financial results as the base period. Under the terms of his employment agreement, Mr. Wine will be eligible to participate in the 2008 LTIP Grant prorated to the number of months during such performance cycle that he is employed by the Company.

	Percentage of Base Salary Payable to Executive Officers Upon Achievement of Performance Criteria
Performance Criteria	S. Wine	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound earnings from continuing operations per diluted share growth of 6%	25%	20%	25%	20%	20%
Target:
3-year compound earnings from continuing operations per diluted share growth of 12%	100%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 11% and 3-year compound earnings from continuing operations per diluted share growth of at least 18%	250%	200%	250%	200%	200%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

2009-2011 Performance Cycle

Target awards under the 2009 LTIP Grant will be dependent upon the level of achievement of three performance criteria. The Compensation Committee determined that the performance criteria for the 2009 LTIP Grant should emphasize profitability due to the challenges to the Company resulting from difficult economic conditions. The 2009 LTIP Grant requires, in order for the Executive Officers to be eligible to receive target-level payouts, that the Company achieve during 2011, a minimum of a 15% return on invested capital and a minimum of $120 million of net income. If the two minimum conditions are satisfied, the compensation opportunities under the 2009 LTIP Grant are a function of the level of Polaris’ 2011 net income from continuing operations expressed as a percentage of sales (net margin percentage).

	Percentage of Base Salary Payable to Executive Officers Upon Achievement of Performance Criteria
Performance Criteria	S. Wine	M. Malone	B. Morgan	J. Corness

Threshold:
Net margin percentage of 7.0% achieved in 2011,	50%	40%	50%	40%
Target:
Net margin percentage of 7.5% achieved in 2011,	100%	80%	100%	80%
Maximum:
Net margin percentage of 8.5% achieved in 2011,	200%	160%	200%	160%

Mr. Bjorkman did not receive a 2009 LTIP Grant due to the timing of his retirement.

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

Stock Option Awards.  The Company makes grants in the form of nonqualified stock options under the Omnibus Plan. The value of the stock options is inherently tied to the performance of the Company, as reflected in its stock price, and provides Executive Officers with an opportunity to have an equity stake in the Company. Thus, the Company believes that the award of stock options furthers its compensation objectives by:

•	Aligning the financial interest of executives with shareholders;

•	Motivating executives, by means of performance-related incentives, to achieve longer-range performance goals;

•	Attracting and retaining executives of outstanding ability; and

•	Enabling executives to participate in the long-term growth and financial success of the Company.

The Compensation Committee approves each stock option grant to Executive Officers under the Omnibus Plan. The number of stock options awarded is based upon the Company’s operating performance, individual performance, and market competitiveness as well as valuation data provided by the Company’s compensation consultant. Executive Officers are generally eligible to receive stock option grants on an annual basis. The Company ensures that stock option awards approved by the Compensation Committee will be granted subsequent to any planned release of material non-public information. The Company does not engage in the backdating, cancellation or re-pricing of stock options and has not engaged in such practices in the past.

The Compensation Committee considers stock option grants to Executive Officers in January of each year at the same time that it reviews other elements of Executive Officer compensation.

2008 Stock Option Grant — In January 2008, the Compensation Committee granted nonqualified stock options under the Omnibus Plan to several key employees, including Messrs. Malone, Morgan, Bjorkman and Corness, in an effort to further its objective of retaining valuable talent and to provide the Executive Officers with an opportunity to have an equity stake in the Company. Each of the stock options in the following table was granted on January 31, 2008 at an exercise price of $43.57, the closing price of the Company’s common stock on the grant date. The options become exercisable on January 31, 2011, expire on January 31, 2018 and were granted in the following amounts:

Executive Officer	Number of Options	Black Scholes Value

Michael W. Malone	25,000	$235,900
Bennett J. Morgan	50,000	471,800
Jeffrey A. Bjorkman	13,000	122,668
John B. Corness	16,000	150,976

In September 2008, in connection with beginning employment as Polaris’ Chief Executive Officer, Mr. Wine was awarded stock options with respect to 232,000 shares of Company stock. An option with respect to 52,000 shares vests on the third anniversary of the date of grant and an option with respect to 180,000 shares vests in three equal tranches on the fourth, fifth and sixth anniversaries of the grant date. The stock options granted have a ten-year life and were issued at an exercise price of $45.09 per share, which was the fair market value of a share of Polaris common stock on the date of the grant. The Black-Scholes value of Mr. Wine’s stock option awards was $2,575,185. In October 2008, in order to reward his strong performance, Mr. Morgan was granted a stock option with respect to 25,000 shares of Polaris common stock, which has a ten-year life and three-year cliff vesting. The option was issued at an exercise price of $27.27 per share, which was the fair market value of a share of Polaris common stock on the date of the grant. The Black-Scholes value of Mr. Morgan’s stock option award was $131,515.

2009 Stock Option Grant — In January 2009, the Compensation Committee awarded stock options to Messrs. Malone, Morgan and Corness. The effective date of the grant of such awards was February 2, 2009. On February 10, 2009, the Compensation Committee awarded stock options to Mr. Wine. The stock options granted have a ten-year life, and vest with respect to 50% of the shares subject to the option on the second anniversary of the date of grant and vest with respect to the remaining 50% of the shares subject to the option on the fourth anniversary of the date of grant. The options were issued at an exercise price of $19.80 per share ($20.06 per share for Mr. Wine), which was the fair market value of a share of Polaris common stock on the date of the grant. The number of shares subject to the stock options granted and their computed value at the time of the grant in accordance with the Black-Scholes method of valuation was as follows:

	Number of Stock	Black Scholes
Executive Officer	Options	Value

Scott W. Wine	75,000	$256,635
Michael W. Malone	50,000	166,170
Bennett J. Morgan	75,000	249,255
John B. Corness	32,000	106,349

The amount of the each award in 2008 and 2009 was based on market-based compensation surveys for comparable positions and the retention risk for each Executive Officer. In addition, the same individual performance factors discussed in the “Senior Executive Plan” above were also factors in determining the amount of the award for each Executive Officer.

Performance Based Restricted Share Awards.  The Company makes awards of performance-based restricted stock on a selective and limited basis under its Omnibus Plan. Generally such awards are made in connection with promotions, outstanding performance, hiring of new executives and extensions of existing employment arrangements. The Company believes that awards of performance-based restricted stock are a vital factor in:

•	Attracting, retaining and motivating executives who contribute to the growth and success of the Company and

•	Aligning the financial interests of executives with shareholders.

On September 1, 2008, Mr. Wine was granted a 50,000 share performance-based restricted share award under the Omnibus Plan in connection with his employment as Chief Executive Officer. The fair market value of the share price on the date of the grant was $45.09. The award has a performance target of at least 12% compounded growth in earnings from continuing operations per diluted share over a four-year period from 2008 through 2011 or, if not attained during such period, over a five-year period from 2008 through 2012. The awards will vest on the earlier of December 31, 2011 or December 31, 2012 depending on the date of attainment of the performance target.

On October 23, 2008, the Compensation Committee granted Mr. Morgan a 25,000 share performance-based, restricted share award under the Omnibus Plan in recognition of his strong performance and to further its objective of retaining valuable talent and to ensure the performance goals of the new Chief Executive Officer and Mr. Morgan remained closely aligned. The fair market value of the share price on the date of the grant was $27.27. The award has a performance target of at least 12% compounded growth in earnings from continuing operations per diluted share over a four-year period from 2008 through 2011 or, if not attained during such period, over a five-year period from 2008 through 2012. The awards will vest on the earlier of December 31, 2011 or December 31, 2012 depending on the date of attainment of the performance target.

Benefits

Polaris provides a full range of benefits to its Executive Officers, including the standard medical, dental and disability coverage available to employees generally.

Polaris also sponsors a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of gross income and can elect to contribute 0-50% of covered compensation into the 401(k) Plan. Polaris matches employee contributions dollar-for-dollar up to 5% of covered compensation. Although Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual limitation on contributions under Section 401(a) (17) of the Internal Revenue Code prevents Executive Officers from participating at the same level as non-executives. The Polaris Industries Inc. Supplemental Retirement/Savings Plan (“SERP”) provides executives who participate in the 401(k) Plan with the opportunity to defer up to 5% of covered compensation by making contributions to the SERP that are then matched by the Company as if they had been made under the 401(k) Plan. The SERP is intended solely to restore contributions lost because of the application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This additional benefit, which assists the Executive Officers in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies. Executives have the option to defer 50% of their base salary, up to 100% of amounts payable under the Senior Executive Incentive Plan and up to 100% of amounts payable under the LTIP into their established SERP account.

Other than the restorative SERP, the Company does not maintain a defined benefit supplemental retirement savings plan or a pension plan for the Executive Officers.

Perquisites

Polaris provides a limited number of perquisites to its Executive Officers in an effort to remain competitive with similarly situated companies.

Club Dues.  Polaris reimburses each Executive Officer for entrance or initiation fees and monthly club dues. During 2008 and 2007, only two of the Executive Officers received reimbursement for club dues. Polaris also provides tax gross-ups to Executive Officers on the amount of club due reimbursements.

Tax, Estate and Financial Planning Fees.  Polaris also reimburses its Executive Officers for tax, estate and financial planning fees. In addition, Polaris provides tax gross-ups to Executive Officers on the amount of tax, estate and financial planning fee reimbursements.

Exec-U-Care Coverage. The Executive Officers are eligible to receive broad medical and dental coverage up to $50,000 a year through the Exec-U-Care program. Exec-U-Care supplements an Executive Officer’s basic health plan by reimbursing annual expenses not covered under the basic medical and dental benefit plans that are available on a Company-wide basis. Examples of such expenses include deductibles, co-insurance amounts, special health equipment and chiropractic care. Annual physicals at the Mayo Clinic are also covered for each Executive Officer and his or her spouse.

Polaris Products.  The Company provides each Executive Officer with temporary use of Polaris products to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Executive Officers with an opportunity to evaluate product design and efficiency. The Chief Executive Officer and the President and Chief Operating Officer are provided with 12 Polaris products and other Executive Officers are given their choice of six Polaris products, with a maximum of two from each product line. In connection with his employment agreement, Mr. Tiller was provided with usage of unlimited Polaris products. The products used by the Executive Officers are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Executive Officers also receive related Polaris parts, garments and accessories.

Corporate Aircraft Use.  Executive Officers are eligible to use the Company’s aircraft for personal travel. Under the Company’s Corporate Travel and Expense Reimbursement Policy, all incremental variable operating costs associated with such personal aircraft use must be reimbursed by the Executive Officer to the Company. Executive Officers did not use the Company’s aircraft for personal travel during 2006-2008.

Severance Arrangements

The Company has entered into severance arrangements with the Executive Officers, which provide for certain benefits in the event an Executive Officer is involuntarily terminated, terminated in connection with a change in control or, in the case of the Chief Executive Officer, if he terminates his employment for good reason. The severance arrangements are provided to enhance the loyalty and performance of Executive Officers and induce the continued employment of Executive Officers, thereby creating continuity of management. The benefits provided under the Company’s severance arrangements are positioned to be relative to common market practice.

The severance arrangements are described in more detail under the section entitled “Potential Payments Upon Termination or Change-in-Control” “— Severance Arrangements with Executive Officers” and “— Potential Payments to Executive Officers Upon Termination” beginning on pages 47 and 51, respectively, of this Proxy Statement.

Employment Agreements

The Company is party to employment agreements with its Chief Executive Officer, Scott W. Wine, and its President and Chief Operating Officer, Bennett J. Morgan. Although Polaris does not typically enter into employment agreements with its executives, it believes that such agreements are important to secure the leadership of these key management individuals. The employment agreement with Mr. Wine provides that he will serve as Chief Executive Officer of the Company at an annual salary of at least $575,000, which may be increased at the discretion of the Board of Directors, an opportunity to earn a target bonus of 100% of base salary under the Senior Executive Plan, an opportunity to earn awards under the LTIP and the Company’s equity based compensation plans and participation under the Company’s benefit plans and perquisites identified above. In addition, Mr. Wine received a one-time cash bonus, stock option and performance restricted share award upon beginning his employment with the Company. The employment agreement with Mr. Morgan provides for an annual base salary of at least $350,000 per year, which may be increased at the discretion of the Board of Directors, an opportunity to earn awards under the Senior Executive Plan, the LTIP and the Company’s equity based compensation plans and participation under the Company’s benefit plans and perquisites identified above.

During 2008, the Company was party to an employment agreement with Thomas C. Tiller, which provided for an annual base salary of at least $750,000 per year, an opportunity to earn a target bonus of 200% of base salary under the Senior Executive Plan and participation under the Company’s benefit plans and perquisites identified above. Mr. Tiller and the Company entered into a new agreement in January 2009, which will secure his services as Senior Program Advisor through December 31, 2011 at an annual base salary of $50,000. The Company believes that such agreements were necessary to secure the leadership of Mr. Tiller during his service as Chief Executive Officer and thereafter and to ensure his assistance in strategic matters within his experience and expertise during the transition of his responsibilities to his successor.

In addition, on November 20, 2008 the Company entered into an agreement with its Vice President — Operations, Jeffrey A. Bjorkman. Polaris entered into the agreement with Mr. Bjorkman to provide for his continued service as Vice President — Operations until the appointment of his successor, which is expected to occur prior to May 1, 2009, and thereafter in the role of Senior Operations Advisor in order to effect an orderly transition of his responsibilities and relationships to his successor. The level of ongoing compensation and benefits provided to each of Messrs. Tiller and Bjorkman reflects the Company’s view of the time and level of assistance which will be required from such executives.

The terms of the agreements with Messrs. Tiller and Bjorkman are described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — Severance Arrangements with Executive Officers — Employment and Change in Control Agreement with Mr. Tiller” and ‘‘— Letter Agreement with Mr. Bjorkman” appearing on pages 49 and 50, respectively, of this Proxy Statement.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years completed December 31, 2006, 2007 and 2008, the annual compensation paid to or earned by the Executive Officers.

							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Scott W. Wine,	2008	$177,622	$530,000	$252,378	$199,621	$185,000	$0	$242,177	$1,586,798
Chief Executive Officer

Thomas C. Tiller,	2008	750,000	0	924,360	1,370,614	1,500,000	0	269,783	4,814,757
Former Chief Executive	2007	750,000	0	848,593	1,751,561	1,575,000	0	101,334	5,026,488
Officer	2006	750,000	0	602,446	2,694,939	350,000	0	128,928	4,526,313

Michael W. Malone,	2008	365,385	0	127,118	228,956	310,000	0	62,533	1,093,992
Vice President-Finance,	2007	340,385	0	366,407	244,174	294,000	0	49,172	1,294,138
Chief Financial Officer and Secretary	2006	325,000	0	11,093	246,873	94,300	0	45,158	722,424

Bennett J. Morgan,	2008	392,308	0	203,048	542,108	440,000	0	78,469	1,655,934
President and Chief	2007	368,269	0	486,075	551,403	400,000	0	64,547	1,870,294
Operating Officer	2006	350,000	0	14,560	503,146	122,500	0	42,697	1,032,903

Jeffrey A. Bjorkman,	2008	294,615	0	283,972	238,617	240,000	0	52,128	1,109,333
Vice President-Operations	2007	284,615	0	289,546	220,636	228,000	0	44,881	1,067,678
	2006	275,000	0	8,320	276,374	79,800	0	61,996	701,490

John B. Corness,	2008	284,615	0	101,489	160,950	260,000	0	83,192	890,246
Vice President-Human	2007	274,423	0	293,125	191,814	236,000	0	69,150	1,064,512
Resources	2006	260,000	0	8,874	223,522	75,400	0	56,635	524,431

(1)	Includes amounts deferred by the Executive Officers under 401(k) Plan and SERP. The amount of salary deferred by each of the Executive Officers for the SERP is reflected in column (b) of the Nonqualified Deferred Compensation Table appearing on page 46 of this Proxy Statement.

(2)	For Mr. Wine, the amount in 2008 represents a signing bonus paid upon commencement of employment on September 1, 2008.

(3)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123(R)”) of awards of performance-based stock under the Omnibus Plan and awards pursuant to the LTIP and the Restricted Stock Plan and thus may include awards granted in and prior to 2006, 2007 and 2008 as applicable. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2009 (“2008 Annual Report”). For 2007 and 2008, column (e) of this Summary Compensation Table does not include any amount with respect to the 2005 or 2006 LTIP Grants, which were made in January 2005 and January 2006, respectively. No expense was recognized by the Company for these awards for the full years ended December 31, 2007 and 2008 because, at the present time, the Company believes that it is not probable that the threshold performance criteria under the 2005 LTIP Grant or the 2006 LTIP Grant will be achieved. For 2006, column (e) of this Summary Compensation Table does not include any amount with respect to the 2006 LTIP Grant, which was made in January 2006. No expense was recognized by the Company for this award for the full year ended December 31, 2006 because the Company believes that it is not probable that the threshold performance criteria under the 2006 LTIP Grant will be achieved. In prior periods, the Company had included negative amounts in this column for 2006 to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria was no longer considered probable during 2006. However, in accordance with the SEC Staff’s new guidance issued recently, these negative amounts related to the reversal of compensation costs associated with fiscal years prior to 2006 have now been excluded from this column for 2006. The negative amounts reported in this column for 2006 in prior years was $2,172,868 for Mr. Tiller, $441,529 for Mr. Malone, $177,212 for Mr. Morgan, $235,956 for Mr. Bjorkman, and $212,604 for Mr. Corness. There is further information on the LTIP in the section entitled “Incentive Plan Awards-LTIP” beginning on page 40 of this Proxy Statement and further information on awards of performance-based restricted stock in the section entitled “Incentive Plan Awards-Performance Based Stock Awards” beginning on page 41 of this Proxy Statement.

(4)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008, in accordance with SFAS 123(R) for awards under the Company’s 1995 Stock Option Plan and Omnibus Plan and thus may include awards granted in and prior to 2006, 2007 and 2008. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the 2008 Annual Report.

(5)	Includes payments under the Senior Executive Plan, which are reported for the year in which the related services were performed. These payments are discussed in further detail in the section entitled “Incentive Plan Awards-Senior Executive Plan” beginning on page 39 of this Proxy Statement.

(6)	The Company does not maintain any pension plans. In addition, Executive Officers do not receive above-market or preferential earnings on compensation that is deferred pursuant to the 401(k) Plan or SERP. The amount of aggregate interest or other earnings accrued during the fiscal year ended December 31, 2008 for each Executive Officer under the SERP is reflected in column (d) of the Nonqualified Deferred Compensation Table appearing on page 46 of this Proxy Statement.

(7)	The Company provides club memberships, club dues, financial planning and tax preparation, relocation benefits, Exec-U-Care coverage, as well as standard employee medical, dental and disability coverage to its Executive Officers. Executive Officers also were provided with the use of Polaris products and received related parts, garments and accessories. These items of compensation are described in further detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 33 of this Proxy Statement. The aggregate incremental cost of each of these items to Polaris, together with the dollar amount of all tax reimbursements and Company matching contributions to the 401(k) Plan and SERP, is reflected in column (i) of this table. Additional detail regarding the components of this aggregate amount is provided in the following table for each of the Executive Officers.

	2008 Amount of All Other Compensation for:
	S. Wine	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Financial Planning (Reimbursement)	$6,786	$15,000	$10,000	$10,650	$10,000	$10,000
Club Initiation Fees and Monthly Dues (Reimbursement)	0	0	0	7,230	0	6,335
Tax Gross-Up on Reimbursements for Financial Planning and Club Initiation Fees and Monthly Dues	3,297	7,288	4,859	8,688	4,859	8,352
Relocation Expenses	198,998	0	0	0	0	0
Life Insurance Policy Premiums	315	5,016	1,170	1,170	1,044	1,008
Exec-U-Care Premiums	0	6,096	6,033	7,071	4,081	7,825
Annual Physicals (Executive and Spouse)	0	0	6,772	3,871	0	22,489
401(k) Plan Matching Contributions by Company	4,426	11,500	11,500	11,500	11,500	11,500
SERP Matching Contributions by Company	23,846	104,750	21,469	28,115	14,630	14,530
Use of Polaris Products	0	0	0	0	0	0
Retirement Recognition Award of Polaris Products	0	116,384	0	0	0	0
Polaris Parts, Garments and Accessories	4,509	3,749	730	174	6,014	1,153
Use of Company Aircraft.	0	0	0	0	0	0

Total	$242,177	$269,783	$62,533	$78,469	$52,128	$83,192

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 33 of this Proxy Statement, Executive Officers are provided with the use of various Polaris products. There is no aggregate incremental cost to the Company associated with such use because Polaris sells the returned products to its dealers at an amount greater than the cost to the Company. In addition, Executive Officers are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2006, 2007 and 2008, none of the Executive Officers used the Company’s corporate aircraft for personal travel.

GRANTS OF PLAN-BASED AWARDS

The following table shows all grants of awards under the Company’s incentive plans in 2008 to each of the Executive Officers named in the Summary Compensation Table and the estimated future payouts with respect to such awards. To the extent that an award only provides for a single estimated payout, that amount is reported as the “target” in columns (d) or (g) below.

										All Other
									All	Option
									Other	Awards:
									Stock	Number
									Awards:	of
			Estimated Future Payouts						Number	Securi-	Exercise	Grant
			Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			of	ties	or Base	Date Fair
			Awards			Awards			Shares	Underl-	Price of	Value of
								Maxi-	of Stock	ying	Option	Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	mum	or Units	Options	Awards	Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Scott W. Wine,	9/1/08	(1)	$1,776	$177,662	$333,041
Chief Executive	9/1/08	(2)					50,000					$2,254,500
Officer	9/1/08	(3)				1,021	4,085	10,212				191,667
	9/1/08	(4)								180,000	$45.09	2,000,304
	9/1/08	(5)								52,000	45.09	574,881

Thomas C. Tiller,	1/31/08	(1)	15,000	1,500,000	2,812,500
Former Chief Executive Officer

Michael W. Malone,	1/31/08	(1)	3,000	300,000	562,500
Vice President	1/31/08	(3)				1,492	5,968	14,919				280,000
Finance, Chief Financial Officer and Secretary	1/31/08	(6)								25,000	43.57	235,900

Bennett J. Morgan,	1/31/08	(1)	4,000	400,000	748,000
President and	1/31/08	(3)				1,998	7,992	19,981				375,000
Chief Operating	1/31/08	(6)								50,000	43.57	471,800
Officer	10/23/08	(2)					25,000					681,750
	10/23/08	(7)								25,000	27.27	131,515

Jeffrey A. Bjorkman,	1/31/08	(1)	2,360	236,000	442,500
Vice President- Operations	1/31/08	(3)				1,215	4,859	12,148				228,000
	1/31/08	(6)								13,000	43.57	122,668

John B. Corness,	1/31/08	(1)	2,280	228,000	427,500
Vice President-	1/31/08	(3)				1,172	4,689	11,722				220,000
Human Resources	1/31/08	(6)								16,000	43.57	150,976

(1)	Represents award under the Senior Executive Plan. The amount in column (c) reflects the maximum amounts payable at the threshold award level, which is 2% for Mr. Tiller and 1% for all other Executive Officers of their base salaries. The amount shown in column (e) is the maximum award payable, which is 187% of the target amounts for each of the Executive Officers. These amounts are based on the Executive Officer’s current salary and position. Mr. Wine is eligible for the Senior Executive Plan from September 1, 2008 through December 31, 2008, per his employment contract. The actual amount realized by each Executive Officer as a result of the award on January 31, 2008 is reflected in column (g) of the Summary Compensation Table for such Executive Officer.

(2)	Represents performance-based stock under the Omnibus Plan. The shares will either vest on (i) December 31, 2011, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007. The amount of compensation cost recognized by the Company for such award during the fiscal year ended December 31, 2008 is included in column (e) of the Summary Compensation Table.

(3)	Represents award under the LTIP, the value and attainment of which is dependent upon Company performance over a three-year period beginning January 1, 2008 and ending December 31, 2010. The amount in column (f) reflects the maximum amounts payable at the threshold award level, which is 25% of the target amount shown in column (g). The amount shown in column (h) is the maximum award payable, which is 250% of the target amount. These amounts are based on the Executive Officer’s current salary and position. Mr. Wine is also eligible to participate in the 2008 LTIP Grant; however, the amount will be prorated for the number of months during such performance cycle that Mr. Wine is employed by the Company.

(4)	Represents stock options granted on September 1, 2008, which become exercisable in three equal tranches on the fourth, fifth and sixth anniversaries of the grant date per Mr. Wine’s employment agreement.

(5)	Represents stock options granted on September 1, 2008, which become exercisable on September 1, 2011, the third anniversary of the date of the grant.

(6)	Represents stock options granted on January 31, 2008, which become exercisable on January 31, 2011, the third anniversary of the date of the grant.

(7)	Represents stock options granted on October 23, 2008, which become exercisable on October 23, 2011, the third anniversary of the date of the grant.

Following is a description of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

Employment Agreements

Generally, the Company does not enter into employment agreements with its executives, except with respect to the Chief Executive Officer and President and Chief Operating Officer, for whom the Company believes such agreements are important in securing their continued leadership. Accordingly, the Company is party to employment agreements with Scott W. Wine, its Chief Executive Officer, and Bennett J. Morgan, its President and Chief Operating Officer. In addition, through the end of 2008, the Company was party to an employment agreement with Thomas C. Tiller, which set forth the terms of his employment until December 31, 2008. These agreements, which are described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Employment Agreements” beginning on page 34 of this Proxy Statement, set forth the base salaries, incentive opportunities, benefits and perquisites available to Messrs. Wine, Morgan and Tiller, as applicable, which are reflected in the Summary Compensation Table above.

The Company has also entered into letter agreements with Mr. Tiller and Jeffrey A. Bjorkman, Vice President — Operations, which set forth the compensation opportunities and other terms of employment applicable to their continuing roles with the Company as they transition their respective responsibilities to their successors. The terms of these agreements became effective in 2009 and, therefore, are not reflected in the foregoing Summary Compensation Table.

The Company has not entered into employment agreements with Messrs. Malone or Corness. More information regarding the base salaries, incentive opportunities, benefits and perquisites awarded to Messrs. Malone, Bjorkman and Corness, which are reflected in the Summary Compensation Table above, may be found under the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.

Incentive Plan Awards

Senior Executive Plan

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Compensation — Senior Executive Plan” beginning on page 26 of this Proxy Statement, the Company grants annual incentive cash compensation awards to each of the Executive Officers and other eligible employees pursuant to the Senior Executive Plan in January of each year. The amount of such awards are set forth in column (g) of the Summary Compensation Table appearing on page 35 of this Proxy Statement. In January of each plan year, the Compensation Committee determines which employees will be eligible to participate in the Senior

Executive Plan, the performance objectives under the plan and the formula for computing the award payable to each participant if the performance objectives are met.

All of the Executive Officers then employed by the Company participated in the Senior Executive Plan in 2006, 2007 and 2008. During that period, the Compensation Committee established the following target annual incentive opportunities under the plan for each Executive Officer (expressed as a percentage of base salary):

Senior Executive Plan
Award Target Opportunity
(as a Percentage of
Executive Officer	Base Salary)

Scott W. Wine	100%*
Thomas C. Tiller	200%
Michael W. Malone	80%
Bennett J. Morgan	100%
Jeffrey A. Bjorkman	80%
John B. Corness	80%

*	Mr. Wine was eligible to receive a targeted incentive award for 2008 equal to 100% of base salary prorated to the number of months employed by Polaris in 2008.

The receipt of the target incentive awards for 2006, 2007 and 2008 was based upon the attainment of earnings from continuing operations per diluted share of $3.50, $3.00 and $3.47, respectively. The potential threshold, target and maximum payments under the Senior Executive Plan for 2008 are reflected in columns (c), (d) and (e), respectively, in the Grants of Plan-Based Awards Table above.

During the January following the end of a plan year, the Compensation Committee determines the annual incentive compensation to be paid to each of the Executive Officers for prior year performance, which is primarily based upon Polaris’ financial performance measured against pre-established performance metrics as well as corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual achievement of pre-established objectives and contributions to strengthening Polaris’ business.

The Company exceeded the threshold performance objectives for the Senior Executive Plan during each of 2006, 2007 and 2008. Because 2006 performance was significantly below the established target for that year, the Compensation Committee exercised its negative discretion in determining the incentive awards payable with respect to Messrs. Tiller and Morgan for 2006 performance under the Senior Executive Plan. The actual amount paid to each Executive Officer under the Senior Executive Plan for those years included in column (g) of the Summary Compensation Table.

All of the current Executive Officers will participate in the Senior Executive Plan in 2009. See the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Compensation — Senior Executive Plan” beginning on page 26 of this Proxy Statement, for a description of the performance criteria established for fiscal year 2009.

LTIP

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Compensation — LTIP” beginning on page 29 of this Proxy Statement, the Company grants long-term performance-based cash incentives to each of the Executive Officers, except Mr. Tiller, and other full-time employees pursuant to the LTIP. Incentive awards under the LTIP are based on performance over a period of three consecutive fiscal years as measured against certain objectives established by the Compensation Committee prior to the commencement of such performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. For purposes of this discussion, the grant made for the 2005-2007 performance period is referred to as the 2005 LTIP Grant, the grant made for the 2006-2008 performance period is referred to as the 2006 LTIP Grant, the grant made for the 2007-2009 performance period is referred to as the 2007 LTIP Grant, and the grant made for the 2008-2010 performance period is referred to as the 2008 LTIP Grant.

All Executive Officers, other than Mr. Tiller and Mr. Wine, were eligible to receive awards as part of the 2005 LTIP Grant and the 2006 LTIP Grant and continue to be eligible to receive awards as part of the 2007 LTIP Grant and 2008 LTIP Grant. Mr. Wine is also eligible to receive awards as part of the 2008 LTIP Grant on a prorated basis.

As described in more detail in the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 29 of this Proxy Statement, the Compensation Committee determined that incentive awards under the 2005 LTIP Grant, 2006 LTIP Grant, 2007 LTIP Grant and 2008 LTIP Grant would be based upon the attainment of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth. For the 2009 LTIP Grant, the Compensation Committee determined that incentive awards would be based upon the attainment of a net margin performance target, a minimum net income amount and a minimum return on invested capital target percentage for calendar 2011. Award targets of 100% and 80% of base salary were established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively for the 2005 LTIP Grant, the 2006 LTIP Grant, the 2007 LTIP Grant and the 2008 LTIP Grant. Mr. Wine is also eligible for the 2008 LTIP Grant at a target amount of 100%, with the amount earned to be prorated for the number of months during such performance cycle that Mr. Wine is employed by the Company. The potential threshold, target and maximum percentage payouts under the 2008 LTIP Grant were established on January 31, 2008 and are reflected in columns (f), (g) and (h), respectively, in the Grants of Plan-Based Awards Table above.

In January, 2008, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2005 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period.

In January, 2009, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2006 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period. Therefore, column (e) of the Summary Compensation Table includes an amount of $0 for the 2006 LTIP Grant for the 2006, 2007 and 2008 figures

Performance-Based Stock Awards

On December 12, 2006 each Executive Officer, other than the Chief Executive Officer, received two grants of performance-based stock awards under the Restricted Stock Plan-one conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of 6% and the other conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of 12%. The compound annual earnings from continuing operations per diluted share growth was measured for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006. The Company achieved these performance targets during the 2007 and 2008 measurement period and these performance- based stock awards will vest on December 12, 2009 if the recipient remains employed by the Company as of that date. The amount of expense recognized by the Company in 2006, 2007 and 2008 for these awards is included in column (e) of the Summary Compensation Table above.

On January 29, 2007, Mr. Tiller was granted 40,000 performance based stock awards under the Restricted Stock Plan in accordance with his 2007 employment agreement. The award has a performance target of 12% compounded earnings from continuing operations per diluted share growth over a two-year period from 2007 to 2008. The compound annual earnings from continuing operations per diluted share growth was measured for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006. The Company achieved these performance targets over the 2007 and 2008 measurement period and this performance-based stock award granted in January 2007 vested on February 6, 2009. The amount of expense recognized by the Company in 2007 and 2008 for these awards is included in column (e) of the Summary Compensation Table above.

Under the terms of his September, 2008 employment agreement, Mr. Wine was granted a performance-based restricted stock award under the Omnibus Plan for 50,000 shares of the Company’s common stock, granted on September 1, 2008 when the fair market value of such stock was $45.09 per share. The shares will either vest on (i) December 31, 2011, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

In October, 2008, Mr. Morgan was granted a performance-based restricted stock award under the Omnibus Plan, for 25,000 shares of the Company’s common stock, granted on October 23, 2008 when the fair market value of such stock was $27.27 per share. The shares will either vest on (i) December 31, 2011, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

Total Variable Compensation Related to Company Performance

Compensation received by the Company’s Chief Executive Officer and the other Executive Officers of the Company for 2006, 2007 and 2008 reflected the Company’s compensation philosophy of providing compensation opportunities that linked a significant amount of the compensation paid to an Executive Officer to Company performance and individual contribution over time. The financial performance of the Company in 2006 fell short of management’s expectations. Due to the performance based nature of the opportunities, the Executive Officers of the Company actually received total compensation in the range of 50% to 84% less than the grant date total compensation opportunities made available to them. These percentages do not include the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria was no longer considered probable and assumes that stock options that vested in 2006 that had an exercise price less than the closing market price of Polaris’ common stock on December 31, 2006 were exercised on December 31, 2006.

The actual financial performance of the Company in 2007 exceeded management’s internal operating plan. However, in accordance with the Company’s executive compensation philosophy, the poor financial performance of the Company in 2006 continues to impair the long term compensation earned by the Executive Officers. Accordingly, the Executive Officers of the Company actually received total compensation in 2007 in the range of 37% to 63% less than the grant date total compensation opportunities made available to them. These percentages assume that the stock options that vested in 2007 had no value as the exercise price exceeded the closing market price of Polaris’ common stock on December 31, 2007.

The actual financial performance of the Company in 2008 also exceeded management’s internal operating plan. However, in accordance with the Company’s executive compensation philosophy, the poor financial performance of the Company in 2006 continues to impair the long term compensation earned by the Executive Officers. Accordingly, the Executive Officers of the Company, excluding Mr. Wine, who was employed by the Company in September 2008, actually received total compensation in 2008 in the range of 40% to 65% less than the grant date total compensation opportunities made available to them. These percentages assume that the stock options that vested in 2008 had no value as the exercise price exceeded the closing market price of Polaris’ common stock on December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and equity incentive plan awards for each of the Executive Officers named in the Summary Compensation Table as of December 31, 2008.

	Option Awards						Stock Awards
											Equity
				Equity					Equity		Incentive
				Incentive					Incentive		Plan Awards:
				Plan			Number		Plan Awards:		Market or
	Number			Awards:			of	Market	Number		Payout Value
	of	Number of		Number			Shares or	Value of	of Unearned		of Unearned
	Securities	Securities		of Securities			Units of	Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)

Scott W. Wine,		52,000	(1)		$45.09000	09/01/2018
Chief Executive		180,000	(2)		45.09000	09/01/2018			50,000	(3)	$1,432,500
									4,085	(4)	117,035

Thomas C. Tiller,	200,000				22.25000	07/02/2011
Former Chief	250,000				21.72500	07/11/2011
Executive Officer	500,000				29.33000	07/11/2011
	100,000				28.49500	10/07/2012
	100,000				43.01500	11/03/2013
	100,000				59.45000	11/01/2014
	192,000				46.66000	01/29/2017			40,000	(5)	1,146,000

Michael W. Malone,	6,336				15.78125	04/01/2009
Vice President –	6,794				14.71875	04/03/2010
Finance,	4,494				22.25000	07/02/2011
Chief Financial	12,000				28.49500	10/07/2012
Officer and Secretary	15,000				43.01500	11/03/2013
	16,000				59.45000	11/01/2014
	17,000				44.91000	11/01/2015
		22,000	(6)		46.66000	01/29/2017
		25,000	(7)		43.57000	01/31/2018
									10,000	(8)	286,500
									5,000	(9)	143,250
									5,501	(10)	157,603
									5,968	(4)	170,983

Bennett J. Morgan,	5,200				15.78125	04/01/2009
President and Chief	6,000				14.71875	04/03/2010
Operating Officer	6,800				22.25000	07/02/2011
	10,000				28.49500	10/07/2012
	14,000				43.01500	11/03/2013
	16,000				59.45000	11/01/2014
	20,000				65.40000	04/11/2015
	15,000				75.21000	04/11/2015
	35,000				44.91000	11/01/2015
		35,000	(6)		46.66000	01/29/2017
		50,000	(7)		43.57000	01/31/2018
		25,000	(11)		27.27000	10/23/2018
									13,125	(8)	376,031
									6,563	(9)	188,016
									7,406	(10)	212,182
									25,000	(12)	716,250
									7,992	(4)	228,971

Jeffrey A. Bjorkman,	4,794				14.71875	04/03/2010
Vice President –	4,494				22.25000	07/02/2011
Operations	15,200				28.49500	10/07/2012
	20,000				43.01500	11/03/2013
	17,500				59.45000	11/01/2014
	15,000				44.91000	11/01/2015
		15,000	(6)		46.66000	01/29/2017
		13,000	(7)		43.57000	01/31/2018
									7,500	(8)	214,875
									3,750	(9)	107,438
									4,655	(10)	133,366
									4,859	(4)	139,210

John B. Corness,	12,000				14.71875	04/03/2010
Vice President –	12,000				22.25000	07/02/2011
Human Resources	12,200				28.49500	10/07/2012
	15,000				43.01500	11/03/2013
	14,000				59.45000	11/01/2014
	14,000				44.91000	11/01/2015
		14,000	(6)		46.66000	01/29/2017
		16,000	(7)		43.57000	01/31/2018
									8,000	(8)	229,200
									4,000	(9)	114,600
									4,401	(10)	126,089
									4,689	(4)	134,340

(1)	Represents stock options granted on September 1, 2008, which become exercisable on September 1, 2011 per Mr. Wine’s employment agreement.

(2)	Represents stock options granted on September 1, 2008, which become exercisable in three equal tranches on the fourth, fifth and sixth anniversaries of the grant date per Mr. Wine’s employment agreement.

(3)	Represents a performance-based stock award under the Restricted Stock plan granted on September 1, 2008 in connection with entry into an employment agreement by and between the Company and Mr. Wine as of the same date. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) December 31, 2011, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

(4)	Represents awards made on January 31, 2008 under the LTIP for the three-year performance period beginning January 1, 2008 and ending December 31, 2010 (“the 2008 LTIP Grant”). Per his employment agreement, Mr. Wine is eligible to participate in the 2008 LTIP Grant, however, the amount will be prorated for the number of months during such performance cycle that Mr. Wine is employed by the Company. Awards under the 2008 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2011.

(5)	Represents a 40,000 share performance-based stock award under the Restricted Stock plan granted on January 29, 2007 in connection with Mr. Tiller’s 2007 Employment Agreement by and between Mr. Tiller and the Company. The shares were subject to time and performance vesting conditions. The shares vested on February 6, 2009, as the Company did achieve at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2007 and 2008 over the actual diluted earnings per share from continuing operations earned for fiscal year 2006.

(6)	Represents stock options granted on January 29, 2007, which become exercisable on January 29, 2010, the third anniversary of the date of grant.

(7)	Represents stock options granted on January 31, 2008, which become exercisable on January 31, 2011, the third anniversary of the date of grant.

(8)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The Company achieved compound earnings from continuing operations per diluted share growth of 13% (compared to the goal of 6%) over the measurement period 2007 and 2008. Accordingly, these performance-based awards will be paid to the participating Executive Officers provided the recipient is employed by the Company as of the December 12, 2009 vesting date. In connection with Mr. Bjorkman’s letter agreement in November 2008, his award is fully vested, however, the award will be paid at the earlier of his termination from the Company or December 12, 2009.

(9)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The Company achieved compound earnings from continuing operations per diluted share growth of 13% (compared to the goal of 12%) over the measurement period 2007 and 2008. Accordingly, these performance-based awards will be paid to the participating Executive Officers provided the recipient is employed by the Company as of the December 12, 2009 vesting date. In connection with Mr. Bjorkman’s letter agreement in November 2008, his award is fully vested, however, the award will be paid at the earlier of his termination from the Company or December 12, 2009.

(10)	Represents awards made on January 17, 2007 under the LTIP for the three-year performance period beginning January 1, 2007 and ending December 31, 2009 (“the 2007 LTIP Grant”). Awards under the 2007 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2010.

(11)	Represents stock options granted on October 23, 2008, which become exercisable on October 23, 2011, the third anniversary of the date of grant.

(12)	Represents a performance-based stock award under the Restricted Stock plan granted on October 23, 2008. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) December 31, 2011, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

OPTION EXERCISES AND STOCK VESTED

The following table gives information concerning the aggregate number of options exercised and shares of stock that vested for each of the Executive Officers during 2008 and the aggregate dollar values realized by each of the Executive Officers upon such exercise or vesting.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired		Value Realized	Acquired	Value Realized
	on Exercise		on Exercise	on Vesting	on Vesting
Name	(#)		($)	(#)	($)
(a)	(b)		(c)	(d)	(e)

Scott W. Wine, Chief Executive Officer	0		$0	0	$0
Thomas C. Tiller, Former Chief Executive Officer	400,000	(1)	8,962,000	0	0
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	0		0	0	0
Bennett J. Morgan, President and Chief Operating Officer	4,400	(2)	104,478	0	0
Jeffrey A. Bjorkman, Vice President — Operations	0		0	0	0
John B. Corness, Vice President — Human Resources	10,376	(3)	115,997	0	0

(1)	Represents options granted on July 8, 1998 at an exercise price of $24.725, the closing price of the Company’s common stock on the grant date, as adjusted for the 2-for-1 split of the Company’s common stock affected in the form of a 100% share dividend paid on March 8, 2004 (the “Stock Split”). The options became exercisable on July 8, 2001 and would have expired in accordance with their terms on July 8, 2008. Mr. Tiller exercised the options on May 14, 2008. The closing price of the Company’s common stock on the exercise date was $47.13.

(2)	Represents options granted on March 6, 1998 at an exercise price of $16.875, the closing price of the Company’s common stock on the grant date, as adjusted for the Stock Split. The options became exercisable on March 6, 2001 and would have expired in accordance with their terms on March 6, 2008. Mr. Morgan exercised the options on February 21, 2008. The closing price of the Company’s common stock on the exercise date was $40.62.

(3)	Represents (i) 2,376 options granted on January 15, 1999 at an exercise price of $17.3125; and (ii) 8,000 options granted on April 1, 1999 at an exercise price of $15.78125. The foregoing numbers of options and exercise prices have been adjusted to reflect the Stock Split. Each of the foregoing exercise prices was the closing price of the Company’s common stock on the grant date. Each of the options vested on the third anniversary of the applicable date of grant and would have expired in accordance with their terms on the tenth anniversary of the applicable date of grant. Mr. Corness exercised the 2,376 options on October 16, 2008, when the closing price of the Company’s common stock was $31.76. Mr. Corness exercised the 8,000 options on November 13, 2008, when the closing price of the Company’s common stock was $25.99.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the contributions by each Executive Officer and the Company under SERP as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP for each Executive Officer for the fiscal year ended December 31, 2008.

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Scott W. Wine, Chief Executive Officer	$23,846	$23,846	$(6,525)	0	$41,167
Thomas C. Tiller, Former Chief Executive Officer	104,750	104,750	(719,522)	0	1,208,699
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	21,469	21,469	(81,886)	0	179,301
Bennett J. Morgan, President and Chief Operating Officer	28,115	28,115	(44,616)	0	112,761
Jeffrey A. Bjorkman, Vice President — Operations	14,631	14,631	(107,531)	0	193,778
John B. Corness, Vice President — Human Resources	14,531	14,531	(90,945)	0	157,526

Polaris sponsors a 401(k) Plan and SERP, the terms of which are described under “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” beginning on page 32 of this Proxy Statement. Executive Officers may elect to invest their contributions in the SERP in the same funds that are available to Polaris employees generally under the 401(k) Plan. During fiscal year 2008, Executive Officers invested in the following funds:

Dreyfus MidCap Index Fund Fidelity Diversified International Fund Fidelity Equity-Income Fund Fidelity Freedom 2030 Fidelity Fund Fidelity Growth Company Fund Fidelity Managed Income Portfolio	Fidelity Puritan Fund Neuberger Berman Genesis Fund Trust PIMCO Total Return Fund Administrative Class Spartan US Equity Index Fund Investor Class

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Executive Officers are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control. This section describes various termination scenarios and the amounts and benefits payable in connection therewith.

The terms, conditions and magnitude of the severance arrangements are established by periodically reviewing market practices. Moreover, the terms and conditions are also assessed in the context of what is viewed to be proper governance and that serves the interest of the Company. Change in control severance agreements are maintained to serve shareholder interests while at the same time providing a measure of protection for our executives. Specifically, these agreements are intended to:

•	Allow executives to weigh potential transactions focused on shareholder interests and not personal interests by maintaining “neutrality” with respect to a transaction

•	Provide executives with a measure of security in event of change in corporate ownership or governance

•	Provide a bridge to next professional opportunity

The design and structure of these severance arrangements do not have any impact on the structure of the regular forms of pay, i.e., salary, bonus, long-term incentives, etc. Rather, severance policies are contingent arrangements and useful tools to further the interests of the Company if specific circumstances should arise.

The Company’s severance programs are positioned to be no more liberal than common market practice. As an example, not withstanding prevailing market practice, Polaris’ program for change in control severance payments provides for two times salary and bonus upon termination subsequent to a change in control, which we are informed is more conservative than common market practice. We believe this conservative approach serves to lower the cost of the program and the risk of excise tax-related costs, while at the same time meeting the objectives summarized above of serving shareholder interests and providing a measure of protection for our executives.

Severance Arrangements with Executive Officers

The Company has entered into severance arrangements with its Executive Officers, which provide certain benefits to the Executive Officers upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•	There is a substantial change in the composition of the Board of Directors which causes at least one-half of the Board of Directors to consist of new directors that were not nominated by the Company; or

•	A third party acquires ownership of 35% or more of the Company’s common stock, unless such acquisition is approved by the Company; or

•	The Company engages in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of its assets), unless the Company is the surviving entity after such transaction or at least one-half of the Company’s Board of Directors continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, an Executive Officer will be considered to have been terminated without cause if he is terminated other than for his nonperformance, misconduct or detrimental actions as specified in the applicable agreement. He will be considered to have terminated his employment for good reason if he terminates his employment due to a reduction of his title, duties or compensation, a change in his principal place of employment or the Company’s nonperformance, all as specified in the applicable agreement.

Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine

At December 31, 2008, the Company and Mr. Wine, its Chief Executive Officer, were parties to a severance, proprietary information and noncompetition agreement dated September 1, 2008 (“Wine Severance Agreement”). The terms of the Wine Severance Agreement were established during the negotiations leading to his employment by the Company as its Chief Executive Officer. Mr. Wine is entitled to certain payments and benefits under the Wine Severance Agreement if his employment is terminated without cause or if he terminates his employment with good reason. The magnitude of the payments and benefits is dependent upon whether the termination was upon or within 24 months following a change in control or other than in connection with a change in control. Such payments and benefits include:

•	A cash payment in an amount equal to:

•	in the case of a change in control termination, two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) preceding the change in control termination, payable in a lump sum or

•	in the case of a termination not in connection with a change in control, the sum of (i) 100% of his annual base salary as of the termination date plus (ii) the amount of cash incentive award paid to him for the immediately preceding fiscal year under the Senior Executive Plan, payable over a period of one year;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•	If the termination occurs after June 30 of the fiscal year of termination, a prorated payment under the Senior Executive Plan of a cash incentive award based upon the amount of cash incentive award paid to him for the immediately preceding fiscal year and the number of months worked in the current fiscal year prior to the termination;

•	In the case of a termination not in connection with a change in control, (i) an amount equal to what he would otherwise be eligible to receive pursuant to the LTIP had he remained continuously employed through the end of the award period under the LTIP, prorated by the time actually worked in the performance period; (ii) if he elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of Mr. Wine, his spouse and/or dependents under the Company’s group health plans pursuant to COBRA for a one year period; and (iii) reasonable executive outplacement services.

The amount of such payments and benefits are detailed in the table appearing under the heading “Potential Payments to Executive Officers Upon Termination — Potential Payments to Messrs. Wine and Tiller” below. As a condition to receiving such payments and benefits, Mr. Wine must execute a general waiver and release of any claims against the Company. The Wine Severance Agreement also provides that during and for a period of (i) 60 months following termination, Mr. Wine is prohibited from using proprietary information of the Company, except as required by his duties to Polaris and (ii) two years following termination, Mr. Wine must refrain from working for our competitors or soliciting our employees.

Severance Agreements with Messrs. Malone, Morgan, Bjorkman and Corness

The Company has entered into severance agreements with Messrs. Malone, Morgan, Bjorkman and Corness, which provide that if upon or within 24 months after a change in control, any of such Executive Officers terminates his employment for good reason or if his employment is terminated by the Company without cause, then he will be entitled to:

•	Any earned but unpaid cash incentive awards under the Senior Executive Plan; and

•	A lump sum cash payment equal to two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years of the Company immediately preceding such termination.

No cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Under the severance agreements, a non-change in control termination is deemed to occur if the Executive Officer is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the Executive Officer will be entitled to:

•	A cash payment in an amount equal to his annual base salary as of the termination date (1.5 times annual base salary for the President and Chief Operating Officer) payable over one year;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•	An amount equal to the cash incentive award under the Senior Executive Plan that was paid to him for the fiscal year immediately preceding the fiscal year in which the termination takes place, payable over one year;

•	An amount equal to what he would otherwise be eligible to receive pursuant to the LTIP had he remained continuously employed through the end of the award period under the LTIP, prorated by the time actually worked in the performance period;

•	Eligibility for early retirement benefits under the Company’s Early Retirement Benefit Policy for Officers discussed herein under “Payments Made Upon Retirement” beginning on page 51;

•	If he elects to receive benefits under COBRA, payment for the premiums for coverage of the Executive Officer, his spouse and/or dependents under the Company’s group health plans pursuant to COBRA for a one year period;

•	Reasonable executive outplacement services; and

•	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The Company and Mr. Bjorkman entered into a letter agreement on November 20, 2008, which modifies and provides for termination benefits in addition to his severance agreement. The terms of such letter agreement are described in more detail under the heading “Letter Agreement with Mr. Bjorkman” below.

The amounts payable to each Executive Officer under the severance agreements are quantified in the tables appearing under the heading “Potential Payments to Executive Officers Upon Termination — Potential Payments to Messrs. Morgan, Malone, Bjorkman and Corness” appearing on page 54 below. As a condition to receiving such payments and benefits, the Executive Officer must execute a general waiver and release of any claims against the Company.

Employment Agreement and Change in Control Agreement with Mr. Tiller

Through December 31, 2008, the Company and Mr. Tiller were parties to an employment agreement dated January 18, 2007 (as amended, the “Tiller Employment Agreement”), which replaced all prior agreements except for his change in control agreement dated July 9, 1998 (as amended, the “Tiller Change in Control Agreement”). The Tiller Employment Agreement expired in accordance with its terms on December 31, 2008. On January 1, 2009, the Company and Mr. Tiller entered into a new letter agreement setting forth the terms of his current role as Senior Program Advisor of the Company, which replaced all prior agreements, including the Tiller Change in Control Agreement. Upon completion of the term of the new letter agreement on December 31, 2011, or earlier termination as specified thereunder, Mr. Tiller will be entitled to receive the full retirement benefits for a chief executive officer described below under the heading “Payments Made Upon Retirement.” Mr. Tiller will not be eligible to receive the other termination benefits provided under the Tiller Employment Agreement and Tiller Change in Control Agreement.

Pursuant to the rules of the SEC, the following describes the terms of the Tiller Employment Agreement and Tiller Change in Control Agreement, which were in effect on December 31, 2008 but, as noted above, have since expired or been replaced. Under the terms of the Tiller Employment Agreement, Mr. Tiller (or his beneficiaries, as applicable) would have been entitled to the following payments and benefits had Mr. Tiller’s employment been terminated due to his death or disability:

•	An amount equal to his bonus target amount of annual cash incentive under the Senior Executive Plan for the year of termination, prorated through the date of termination;

•	Any earned but unpaid annual cash incentive under the Senior Executive Plan;

•	Notwithstanding anything to the contrary in the applicable option or award agreements, any outstanding stock options or restricted share awards awarded to him under the Stock Option Plan or Restricted Stock Plan would have vested immediately.

If Mr. Tiller’s employment had been terminated by the Company for cause or by him without good reason, then he would have been entitled to payment of an amount equal to any earned but unpaid annual cash incentive under the Senior Executive Plan and, notwithstanding anything to the contrary in the applicable option or award agreements, any outstanding stock options or restricted share awards awarded to him under the Stock Option Plan or Restricted Stock Plan would have vested immediately.

If Mr. Tiller’s employment had been terminated by the Company without cause or if he had terminated his employment for good reason other than in connection with a change in control, then he would have been entitled to the following payments and benefits:

•	A lump sum payment in an amount equal to the lesser of (i) 24 months of his then current annual base salary and (ii) his then current annual base salary for the remainder of the term of the Tiller Employment Agreement following the effective date of termination;

•	An annual cash incentive under the Senior Executive Plan for the year of termination and any subsequent year remaining in the term of the Tiller Employment Agreement, each equal to the bonus target amount of annual cash incentive for the year of termination;

•	Any earned but unpaid annual cash incentive under the Senior Executive Plan;

•	Continuation of medical and dental insurance coverage for a period ending on the earlier of: (i) the second anniversary of the date of termination; (ii) December 31, 2008 or (iii) the date upon which he becomes employed by another employer; and

•	Notwithstanding anything to the contrary in the applicable option or award agreements, any outstanding stock options or restricted share awards awarded to him under the Stock Option Plan or Restricted Stock Plan (other than awards granted to him on January 29, 2007, as specified in the Tiller Employment Agreement) would have vested immediately.

As a condition to receiving the foregoing payments and benefits, Mr. Tiller agreed to waive any claims against the Company. The Tiller Employment Agreement also provided that during and for a period of (i) 60 months following termination, Mr. Tiller was prohibited from using proprietary information of the Company, except as required by his duties to Polaris and (ii) two years following termination, Mr. Tiller must refrain from working for our competitors or soliciting our employees.

Under the terms of the Tiller Change in Control Agreement, if Mr. Tiller’s employment had been terminated by the Company without cause or if he had terminated his employment for good reason in connection with a change in control, then he would have been entitled to a lump sum payment in an amount equal to two times his average annual cash compensation (including cash incentives under the Senior Executive Plan, but excluding the award or exercise of stock options or stock grants) for the three fiscal years of the Company immediately preceding such termination and any earned but unpaid annual cash incentive under the Senior Executive Plan.

The amounts payable to Mr. Tiller under the Tiller Employment Agreement and Tiller Change in Control Agreement are quantified in the table appearing under the heading “Potential Payments to Executive Officers Upon Termination — Potential Payments to Messrs. Wine and Tiller” below.

Letter Agreement with Mr. Bjorkman

On November 20, 2008, the Company and Mr. Bjorkman entered into a letter agreement outlining the terms of his employment as Vice President — Operations until the earlier of the appointment of his successor or May 1, 2009, and thereafter until January 31, 2010 as Senior Operations Advisor. The terms of his severance agreement with the Company dated January 16, 2008, as described above under the heading “Severance Agreements with Messrs. Malone, Bjorkman and Corness,” remained in full force and effect except that, for purposes of calculating payments in connection with a non-change in control termination, the Company has agreed to use his annual base salary in effect as of November 20, 2008 instead of using his base salary as of the termination date.

In addition, the letter agreement with Mr. Bjorkman provides that he will be entitled to certain benefits upon completion of the term of such arrangement on January 31, 2010 or earlier termination of his employment (i) at any time by mutual written consent of Mr. Bjorkman and the Company; (ii) by him for any reason upon 30 days’ prior written notice to Polaris; (iii) automatically upon his death or permanent disability or (iv) by Polaris for cause. In the case of a termination other than as a result of Mr. Bjorkman’s death, he will be eligible for early retirement from the Company for all purposes (including the early-retirement perquisites described under the heading “Payments Made Upon Retirement” below), continued participation in the Company’s benefit plans and receipt of the payments and perquisites to which he is entitled in connection with a non-change in control termination under his severance agreement. In addition, upon termination of Mr. Bjorkman’s employment under the letter agreement, other than a termination by Polaris for cause, the stock option granted to him on January 29, 2007 will vest and become exercisable and his other outstanding and exercisable stock options will continue to be exercisable for a period of 36 months from the date of termination, subject to the expiration date of such stock options.

Payments Made Upon Retirement

Other than the 401(k) Plan and the restorative SERP, as explained in the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” appearing on page 32 of this Proxy Statement, the Company does not maintain a pension plan or a defined benefit supplemental retirement savings plan for the Executive Officers.

The Company does, however, provide certain perquisites to Executive Officers that are retirement-eligible. These perquisites include:

•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B after age 65;

•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•	Continued use of Polaris products in accordance with the active executive officer benefits, including related parts, garments and accessories;

•	For LTIP participants, a prorated LTIP payout based on the time worked during the performance measurement period payable in accordance with the normal payment schedule;

•	For Executive Officers other than the Chief Executive Officer, waiver of vesting period for outstanding stock options that have not yet vested at the date of retirement and an exercise period that is 36 months from the effective date of termination; and

•	For the Chief Executive Officer only, secretarial services and reasonable office facilities and the continued use of the Company airplane and travel services in accordance with the active officer benefit.

To be eligible for full retirement-age benefits, the Executive Officer must have attained the age of at least 65. None of the Company’s Executive Officers were retirement-eligible as of December 31, 2008 other than Mr. Tiller who was eligible for such benefits beginning upon such date pursuant to the terms of the Tiller Employment Agreement. Mr. Tiller continues to be eligible for such full retirement-age benefits pursuant to the terms of his current letter agreement with the Company dated January 1, 2009.

The Company also provides certain early retirement benefits to Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to the Company. These benefits include the same benefits available at full retirement age described above, except that for Executive Officers other than the Chief Executive Officer, all outstanding stock options that have not yet vested are forfeited. None of the Company’s Executive Officers were eligible for early retirement benefits as of December 31, 2008 other than Mr. Bjorkman, as described above under the heading “Severance Arrangements with Executive Officers — Letter Agreement with Mr. Bjorkman.”

Non-Compete and Non-Solicitation Agreements

As described in “Severance Arrangements with Executive Officers — Severance Proprietary Information and Noncompetition Agreement with Mr. Wine” and ‘ — Employment and Change in Control Agreement with Mr. Tiller” above, Messrs. Wine and Tiller have agreed not to engage in competitive activities for a period of two years following their termination of employment. The other Executive Officers were required to enter into non-competition agreements, as a condition to receipt of restricted stock and LTIP grants, under which they agree to not engage in competitive activities for a period of one year following their termination of employment.

Potential Payments to Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the Executive Officers upon termination. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31,

2008, the last business day of fiscal year 2008, and (ii) the stock price was $28.65, the closing market price of the Company’s common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•	Maximum Company matching contributions to the 401(k) Plan or the SERP, as applicable, in an amount equal to 5% of the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan;

•	Distributions of plan balances under the SERP (See the Nonqualified Deferred Compensation table on page 46 for information regarding each Executive Officer’s balance under the SERP as of December 31, 2008); and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Executive Officers upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

The Company provides a number of lifetime benefits and perquisites to its Executive Officers upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals.

Potential Payments to Messrs. Wine and Tiller

				Without Cause
				or With Good
	For Cause or	Without Cause		Reason
	Without Good	or With Good		Termination
	Reason	Reason		(Change in		Death or
	Termination	Termination		Control)		Disability		Retirement

Scott W. Wine Compensation:
Cash Compensation	$0	$764,691		$750,124		$0		$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)		183,468		183,468		183,468		0
LTIP Incentive Awards	0	20,426		0		20,426		0
Stock Options (Unvested and Accelerated)	N/A	0	(1)	0	(1)	0	(1)	0
Restricted Stock (Unvested and Accelerated)	N/A	0		1,432,500		1,432,500		0
Benefits and Perquisites
Medical and Dental	N/A	12,578		0		0		0
Use of Polaris Products	N/A	0		0		0		0
Polaris Parts, Garments and Accessories	N/A	0		0		0		0
Physical Exams	N/A	0		0		0		0

Total	$0	$981,162		$2,366,092		$1,636,394		$0

Thomas C. Tiller Compensation:
Cash Compensation	$0	$0		$3,783,333		$0		$0
Annual Cash Incentives (Senior Executive Plan-200% of Base Salary)	0	1,487,578		0		1,487,578		1,487,578
Stock Options (Unvested and Accelerated)	N/A	N/A		N/A		N/A		N/A
Restricted Stock (Unvested and Accelerated)	0	1,146,000		1,146,000		1,146,000		0
Benefits and Perquisites
Medical and Dental	N/A	12,578		0		0		438,595
Use of Polaris Products	N/A	0		0		0		0
Polaris Parts, Garments and Accessories	N/A	0		0		0		31,466
Physical Exams	N/A	0		0		0		129,155

Total	$0	$3,376,232		$4,929,333		$2,633,578		$2,086,794

(1)	Represents the market value of unvested stock options less the option exercise price. To the extent the exercise price for a particular stock option exceeded $28.65 per share, the closing market price of the Company’s common stock on December 31, 2008, we included a market value of $0 for such award in the aggregate market value of all stock options held by the Executive Officer.

Potential Payments to Messrs. Malone, Morgan, Bjorkman and Corness

				Without Cause
		Without Cause		or With Good
		(not in		Reason
		connection		Termination (in
		with a		connection with
		Change in		a Change in		Death or
	For Cause	Control)		Control)		Disability		Retirement

Mr. Malone
Cash Compensation	$0	$683,029		$1,168,939		$0		$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	307,433		307,433		307,433		0
LTIP Incentive Awards	0	59,943	(1)	0		59,943	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		0	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		429,750		429,750		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	418,381		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	30,064		N/A		N/A		0
Physical Exams	N/A	123,401		N/A		N/A		0

Total	$0	$1,622,251		$1,906,122		$797,126		$0

Mr. Morgan
Cash Compensation	$0	$1,041,219		$1,410,897		$0		$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)	0	436,356		436,356		436,356		0
LTIP Incentive Awards	0	80,605	(1)	0		80,605	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		34,500	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		1,280,311		1,280,311		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	444,702		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	31,890		N/A		N/A		0
Physical Exams	N/A	130,894		N/A		N/A		0

Total	$0	$2,165,664		$3,162,065		$1,797,272		$0

Mr. Bjorkman
Cash Compensation	$523,985	$523,985		$941,778		$0		$523,985
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	238,012	238,012		238,012		238,012		238,012
LTIP Incentive Awards	50,313	50,313	(1)	50,313		50,313	(1)	50,313
Stock Options (Unvested and Accelerated)	N/A	N/A		0	(2)	N/A		N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		0		0		N/A
Benefits and Perquisites
Medical and Dental Insurance	N/A	425,450		N/A		N/A		425,450
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	30,555		N/A		N/A		30,555
Physical Exams	N/A	125,414		N/A		N/A		125,414

Total	$812,310	$1,393,728		$1,230,103		$288,325		$1,393,728

				Without Cause
		Without Cause		or With Good
		(not in		Reason
		connection		Termination (in
		with a		connection with
		Change in		a Change in		Death or
	For Cause	Control)		Control)		Disability		Retirement

Mr. Corness
Cash Compensation	$0	$551,075		$947,512		$0		$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	257,847		257,847		257,847		0
LTIP Incentive Awards	0	47,772	(1)	0		47,772	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		0	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		343,800		343,800		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	386,387		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	27,846		N/A		N/A		0
Physical Exams	N/A	114,294		N/A		N/A		0

Total	$0	$1,385,221		$1,549,159		$649,419		$0

(1)	As described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 29 of this Proxy Statement, at the present time the Company does not believe that it will meet the threshold financial performance criteria under the 2006 LTIP Grant. Thus, the amount reflected for each Executive Officer represents their pro rata target award for the 2007 LTIP Grant and 2008 LTIP Grant and assumes the payment would be made in February 2010 for the 2007 LTIP Grant and February 2011 for the 2008 LTIP Grant.

(2)	Represents the market value of unvested stock options less the option exercise price. To the extent the exercise price for a particular stock option exceeded $28.65 per share, the closing market price of the Company’s common stock on December 31, 2008, we included a market value of $0 for such award in the aggregate market value of all stock options held by the Executive Officer.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned for each of the non-employee directors for the year ended December 31, 2008.

	Fees Earned
	or Paid	Stock	All Other
	in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(g)	(h)

Andris A. Baltins	$82,338	$68,426	$40,598	$191,362
Robert L. Caulk	71,338	68,426	10,373	150,137
Annette K. Clayton	67,338	68,426	12,996	148,760
John R. Menard, Jr.	62,338	68,426	16,413	147,177
Gregory R. Palen	170,338	68,426	57,814	296,578
R. M. (Mark) Schreck	72,338	68,426	20,935	161,699
Thomas C. Tiller(4)	0	0	0	0
William Grant Van Dyke	77,676	68,426	7,886	153,988
John P. Wiehoff	58,338	68,426	3,699	130,463
Scott W. Wine(5)	0	0	0	0

(1)	As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Messrs. Wine and Tiller did not receive any fees for their service as a director. Each of the remaining directors deferred all fees otherwise payable to him or her in 2008 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents. The aggregate number of common stock equivalents held by each director as of December 31, 2008 is reflected in column (b) of the Non-Employee Director Outstanding Equity Awards at Fiscal Year-End Table appearing on page 56 of this Proxy Statement.

(2)	On May 1, 2008, the existing directors at that time, excluding Mr. Tiller, were each awarded 1,450 deferred stock units under the Omnibus Plan. These deferred stock units vested immediately and the directors will receive one share of common stock for every deferred stock unit upon termination of service as a director or upon a change in control. The grant date fair market value for these deferred stock units was $47.19 for each director. This amount was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123(R). The aggregate number of stock awards and option awards outstanding as of December 31, 2008 for each director other than Messrs. Wine and Tiller is reflected in the Non-Employee Directors-Outstanding Equity Awards at Fiscal Year-End Table appearing on page 56 of this Proxy Statement. Messrs. Wine’s and Tiller’s outstanding awards as of December 31, 2008 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table for Executive Officers appearing on page 43 of this Proxy Statement.

(3)	Reflects the dollar value of dividends earned during 2008 on common stock equivalent accounts under the Deferred Compensation Plan and on the deferred stock units that were awarded on May 1, 2008 and May 17, 2007.

(4)	Mr. Tiller, the former Chief Executive Officer of the Company, does not receive compensation for his service as a director or as a member of committees of the Board of Directors of the Company. Information regarding Mr. Tiller’s compensation for his service as Chief Executive Officer of the Company for the fiscal years ended December 31, 2006, 2007 and 2008 can be found in the Summary Compensation Table appearing on page 35 of this Proxy Statement.

(5)	Mr. Wine, the Chief Executive Officer of the Company, does not receive compensation for his service as a director or as a member of committees of the Board of Directors of the Company. Information regarding Mr. Wine’s compensation for his service as Chief Executive Officer of the Company for the fiscal year ended December 31, 2008 can be found in the Summary Compensation Table appearing on page 35 of this Proxy Statement.

Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock options and stock awards for each of the non-employee directors as of December 31, 2008. Information regarding Mr. Wine’s and Mr. Tiller’s outstanding equity awards as of December 31, 2008 can be found in the Outstanding Equity Awards at Fiscal Year-End Table appearing on page 43 of this Proxy Statement.

	Stock	Stock
Name	Options	Awards(1)

Andris A. Baltins	16,000	28,405
Robert L. Caulk	8,000	7,966
Annette K. Clayton	12,000	9,652
John R. Menard, Jr.	16,000	11,963
Gregory R. Palen	16,000	40,833
R. M. (Mark) Schreck	16,000	15,108
William Grant Van Dyke	—	6,325
John P. Wiehoff	—	3,365

(1)	Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units and the accompanying dividend equivalent units issued to the directors under the Omnibus Plan.

Director Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. The Company presently pays each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $57,000. At least $5,000 of the annual director’s fee paid to each non-employee director will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, currently receives an annual fee of $157,000 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000, and the Chair of the Audit Committee receives an annual committee chairman’s fee of $15,000. Non-employee directors also receive $1,000 for each committee meeting attended, which fees they may choose to defer under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

The Company maintains the Deferred Compensation Plan for directors who are not officers or employees of the Company (“Outside Directors”). As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director automatically receives an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the director and/or chair and committee fees that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents are outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

As soon as practicable after an Outside Director’s service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 200,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. Of that total, 18,005 shares of common stock remained available for future grants as of February 17, 2009. The Deferred Compensation Plan will remain effective until May 31, 2010, unless terminated earlier by the Board of Directors. The Deferred Compensation Plan may be terminated or amended at any time by the Board of Directors. If the proposed amendments to the Deferred Compensation Plan are approved by the shareholders, there shall be an aggregate of 68,005 shares available for future grants and the term of the plan will be extended to May 31, 2020. The proposed amendments to the Deferred Compensation Plan are described in more detail under the heading, “Proposal 2 — Approval of Amendments to the Deferred Compensation Plan.”

Stock Options and Deferred Stock Units

Annually, through 2006, non-employee directors received a grant of options under the Director Stock Option Plan to purchase 4,000 shares of the Company’s common stock at an exercise price equal to fair market value on the date of grant. In 2007, the Company’s shareholders approved the Omnibus Plan. Though grants previously made under the Director Stock Option Plan remain outstanding, no further awards will be granted under that plan. Instead, grants, if any, will be made under the Omnibus Plan, which permits the Board, from time to time, to set the amount and type of equity awards to be granted on a periodic non-discriminatory basis to non-employee directors.

On May 17, 2007, each non-employee director then serving as a member of the Board received a grant under the Omnibus Plan of 1,200 deferred stock units. On May 1, 2008, each non-employee director then serving as a member of the Board received a grant under the 2007 Omnibus Plan of 1,450 deferred stock units. The deferred stock units vested immediately upon issuance, and upon termination of service as a director or upon an earlier change in control of Polaris, each director will receive one share of common stock plus dividends for every deferred stock unit issued. The Board of Directors determined that stock units were preferable to stock options in aligning the interest of directors with shareholders and the deferred stock units issued were intended to approximate the value of the 4,000 stock options previously granted.

Use of Polaris Products and Corporate Aircraft

Additionally, the Company provides six Polaris products to each of the Outside Directors, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Outside Directors with an opportunity to evaluate product design and efficiency. The products used by the Outside Directors are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Outside Directors also receive related Polaris parts, garments and accessories.

Directors are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2008 and 2007, none of the directors used the Company’s corporate aircraft for personal travel.

Director Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of Polaris common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer fee and, if applicable, committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President-Finance and Chief Financial Officer and Secretary of the Company. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board of Directors. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2008 relative to the stock ownership guidelines:

			Shares of Common
			Stock, Common
	Stock Ownership		Stock Equivalents
	Guidelines		and Deferred Stock
	(as a Multiple of		Units Held as of
	Annual Director		December 31,	Stock Ownership
Name	Fee/Chairman Fee)		2008	Guideline Met?

Andris A. Baltins	3	x	53,555	Yes
Robert L. Caulk	3	x	8,166	Yes
Annette K. Clayton	3	x	9,652	Yes
John R. Menard, Jr.	3	x	11,963	Yes
Gregory R. Palen	3	x	58,260	Yes
R.M. (Mark) Schreck	3	x	18,998	Yes
William Grant Van Dyke	3	x	7,325	Yes
John P. Wiehoff	3	x	3,365	(1)

(1)	Mr. Wiehoff was first appointed to the Board of Directors on July 26, 2007. The Company expects that Mr. Wiehoff will satisfy the stock ownership guidelines on or prior to July 26, 2011, the fourth anniversary of the date he was first appointed to the Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of the Company’s director and executive compensation programs and administers the Company’s stock option, restricted share and other equity-based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing our oversight responsibilities, we have reviewed and discussed the Compensation Discussion and Analysis that appears earlier in this Proxy Statement. Based on the review and discussions, and subject to the limitations of our role, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2009 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Robert L. Caulk, Chair
Andris A. Baltins
William Grant Van Dyke

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE DEFERRED COMPENSATION PLAN

General Information

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to shareholder approval, amendments to the Company’s Deferred Compensation Plan for Directors, as amended through January 1, 2008 (the “Deferred Compensation Plan”), which was originally approved by the Company’s shareholders on May 10, 1995, to (i) increase the number of shares of Polaris common stock reserved for issuance pursuant to awards under the Deferred Compensation Plan and (ii) extend the term of the plan, which currently expires on May 31, 2010, to May 31, 2020. The Company’s Board of Directors has determined that it would be in the best interests of the Company and its shareholders to effect the amendments to the Deferred Compensation Plan. If the amendments to the Deferred Compensation Plan are approved by the shareholders, the amendments will take effect as of January 22, 2009. If the amendments are not approved, they will not take effect.

A maximum of 200,000 shares of common stock have been reserved for issuance under the Deferred Compensation Plan. Of that total, 18,005 shares of common stock remained available for future grants as of February 17, 2009. If the proposed amendment is approved, there will be an aggregate of 68,005 shares available for future grants. As described more fully below, a portion of each Outside Director’s annual retainer is paid in common stock equivalents and Outside Directors may elect to defer additional compensation which is converted to common stock equivalents. Upon termination of an Outside Director’s Board service, he or she receives a distribution of shares of Polaris common stock equal to the number of common stock equivalents that are then credited to him or her under the Deferred Compensation Plan. The Board of Directors believes that the grant of common stock equivalents to non-employee directors of the Company is a vital factor in attracting, retaining and providing an incentive to non-employee directors by giving them an opportunity for tax deferral and the ability to acquire an increased proprietary interest in the Company, thereby more closely aligning the interests of directors with those of the shareholders of the Company, to encourage the highest level of director performance by providing directors with a direct interest in the Company’s attainment of its financial goals and to provide a financial incentive that will help attract and retain the most qualified directors.

The following summary of the Deferred Compensation Plan is qualified in its entirety by reference to the complete text of the Deferred Compensation plan, which is attached as Annex A.

General Provisions

Duration of the Deferred Compensation Plan; Shares to be Issued.  The Deferred Compensation Plan originally became effective on May 10, 1995. If the proposed amendment is approved, the Deferred Compensation Plan will remain effective until May 31, 2020 unless terminated earlier by the Board of Directors.

The shares of common stock to be issued or delivered under the Deferred Compensation Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by the Company. The reserve of shares of common stock under the Deferred Compensation Plan is subject to appropriate adjustment in the event of certain changes in common stock, including by reason of a stock split.

On February 17, 2009, the closing price of Polaris common stock on the New York Stock Exchange was $19.21 per share.

Administration.  The Deferred Compensation Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s authority is limited to such matters as interpreting the Deferred Compensation Plan and making appropriate changes to awards made under the Deferred Compensation Plan to reflect changes in the capital structure of the Company. The Compensation Committee has no discretion regarding the eligibility or amount and timing of awards. The Compensation Committee may delegate administrative authority for such matters as record keeping to one or more officers or employees of the Company.

Participants.  Any non-employee director of the Company or its subsidiaries may be selected by the Compensation Committee to receive an award under the Deferred Compensation Plan. Presently, there are eight Outside Directors eligible to participate in the Deferred Compensation Plan.

Awards Available Under the Deferred Compensation Plan.  As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of common stock equivalents having a fair market value of $1,250. For purposes of the Deferred Compensation Plan, fair market value will be based on the closing price of the common stock on the NYSE (or other stock exchange or stock quotation system on which the Common Stock is then listed or quoted) on the applicable date. A new Outside Director whose Board service begins between quarterly fee payment dates will receive a pro rated award for the first quarter.

An Outside Director may also defer all or a portion of the directors and/or chair and meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional common stock equivalents based on the then fair market value of the common stock.

These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic value of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents were outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

As soon as practicable after an Outside Director’s Board service terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

New Plan Benefits Table.  The New Plan Benefits Table for the Deferred Compensation Plan has been incorporated into “Proposal 5 — Reapproval of Business Criteria Under the Long Term Incentive Plan” on page 69 of this Proxy Statement.

Termination and Amendment.  The Board of Directors can amend or terminate the Deferred Compensation Plan at any time. However, amendments must be approved by the Company’s shareholders if shareholder approval is required in order for the Deferred Compensation Plan to meet applicable statutory or regulatory requirements.

Antidilution Provisions.  The amount of shares authorized to be issued under the Deferred Compensation Plan, and the terms of outstanding common stock equivalents, may be adjusted to prevent dilution or enlargement of rights in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distributions to the shareholders.

Certain Federal Income Tax Consequences.  The following is a brief summary of the principal federal income tax consequences of the Deferred Compensation Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Awards of common stock equivalents, and amounts voluntarily deferred pursuant to the Deferred Compensation Plan and converted into common stock equivalents, will not be taxable to the Outside Director until a distribution is made to the Outside Director or to his or her beneficiary. An Outside Director will recognize ordinary income in an amount equal to the amount of cash received or the fair market value of the shares of common stock distributed. The Company will be entitled to take a corresponding tax deduction for the tax year in which the Outside Director recognizes ordinary income. Any appreciation in value of common stock from the distribution date to the date the Outside Director disposes of such common stock will be taxed as capital gain, short-term or long-term, depending on the length of time the common stock was held.

Vote Required

Approval of the amendments to the Deferred Compensation Plan will require the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).

Board Recommendation

Except where authority has been withheld by a shareholder, the proxy will be voted for the approval of the amendments to the Deferred Compensation Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendments to the Deferred Compensation Plan.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO THE OMNIBUS INCENTIVE PLAN

General Information

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to shareholder approval, amendments to increase the number of shares of Polaris common stock reserved for issuance for all awards the Company’s 2007 Omnibus Incentive Plan (the “Omnibus Plan”), which was originally approved by the Company’s shareholders on April 19, 2007. The Board of Directors believes that the grant of equity awards to employees, directors and consultants is a vital factor in attracting and retaining qualified persons and aligning the interests of those persons with the interests of shareholders and, accordingly, has determined that it would be in the best interests of the Company and its shareholders to effect these amendments to the Omnibus Plan. If the amendments to the Omnibus Plan are approved by the shareholders, the amendments will take effect as of January 22, 2009. If the amendments are not approved, they will not take effect.

When adopted in 2007, the Omnibus Plan replaced Polaris’ 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan, and 2003 Nonemployee Director Stock Option Plan (the “Prior Plans”). After adoption of the Omnibus Plan, no further awards were granted under the Prior Plans. When adopted, the maximum number of shares available for issuance for all awards under the Omnibus Plan was (i) 1,750,000 shares plus (ii) the number of shares subject to outstanding awards under the Prior Plans to the extent that such shares ceased for any reason to be subject to such awards, other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares (the “forfeited award shares”). The number of shares specifically reserved for issuance under the Omnibus Plan pursuant to awards of restricted shares, restricted units, performance unit or share awards and other stock-based awards, other than stock options and stock appreciation rights (“full value awards”) was (i) 150,000 shares plus (ii) the number of shares subject to outstanding full value awards under the Prior Plans which became forfeited award shares after adoption of the Omnibus Plan. As of

February 17, 2009, an aggregate of 904,035 shares were available for future grants of all awards under the Omnibus Plan, of which, due to the number of shares subject to full value awards under the Prior Plans that became forfeited award shares after the adoption of the Omnibus Plan, 167,225 shares were available specifically for future grants of restricted shares and other full value awards. If the proposed amendments are approved, there will be an aggregate of 1,904,035 shares available for future grants of all awards under the Omnibus Plan, of which 167,225 shares will be available specifically for issuance pursuant to awards of restricted shares and other full value awards. The reserves of shares of common stock available under the Omnibus Plan, including the specific reserve for awards of restricted share and other full value awards, are subject to appropriate adjustment in the event of certain changes in the common stock, including by reason of a stock split.

The following summary of the Omnibus Plan is qualified in its entirety by reference to the complete text of the Omnibus Plan, which is attached as Annex B.

Administration

The Omnibus Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Omnibus Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee generally has discretion to delegate its authority under the Omnibus Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the committee deems appropriate.

Types of Awards

Awards under the Omnibus Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Compensation Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Compensation Committee.

The exercise price for stock options will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On February 17, 2009, the market price per share of the Company’s common stock was $19.21 based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights.  The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise). SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.  The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified Company performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of Company performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the Company performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net earnings or net income (before or after taxes)

•	Earnings per share or earnings per share growth, total units, or unit growth

•	Net sales, sales growth, total revenue, or revenue growth

•	Net operating profit

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation, and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share or change in market share

•	Customer retention or satisfaction

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Compensation Committee.

Performance Awards.  The Compensation Committee may grant performance awards to participants under such terms and conditions as the committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined Company performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Cash-Based Awards.  The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code.

•	The targets for annual incentive payments to “covered employees” (as defined in Section 162(m) of the Code) will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•	In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Compensation Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Omnibus Plan does not preclude the Board or the Compensation Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.  The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Omnibus Plan other than stock options or SARs.

New Plan Benefits Table.  The New Plan Benefits Table for the Deferred Compensation Plan has been incorporated into “Proposal 5 — Reapproval of Business Criteria Under the Long Term Incentive Plan” on page 69 of this Proxy Statement.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. Approximately 3,200 persons are currently eligible to receive awards.

The maximum awards that can be granted under the Omnibus Plan to a single participant in any calendar year will be 600,000 shares of common stock in the form of options or SARs, 125,000 shares of common stock in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $7,000,000 in the form of cash-based incentive awards.

Amendment and Termination

The Board of Directors may at any time amend, terminate or modify the Omnibus Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Omnibus Plan without the consent of the participant. In addition, except with respect to anti-dilution adjustments, (i) neither the exercise price of an outstanding option nor the grant price of an outstanding SAR may be lowered, (ii) no new award may be granted in exchange for the cancellation of an outstanding award, and (iii) no underwater option or SAR may be cancelled in exchange for a cash payment, without the prior approval of the Company’s shareholders, and no material amendment of the Omnibus Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rules. In no event may any awards be made under the Omnibus Plan after the tenth anniversary of its effective date. Certain provisions of the Omnibus Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date unless they are reapproved by the Company’s shareholders.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Omnibus Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Omnibus Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Effective Date

The Omnibus Plan was effective on February 20, 2007.

Vote Required

Approval of the amendments to the Omnibus Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).

Board Recommendation

Except where authority has been withheld by a shareholder, the proxy will be voted for the approval of the amendments to the Omnibus Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the amendments to the Omnibus Plan.

PROPOSAL 4 — REAPPROVAL OF MATERIAL BUSINESS TERMS AND APPROVAL OF ADDITIONAL BUSINESS CRITERIA UNDER THE SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has (i) reapproved, subject to shareholder reapproval, the material terms of the performance goals, including the Business Criteria (described below) under the Company’s Senior Executive Annual Incentive Compensation Plan, as amended through December 31, 2008 (the “Senior Executive Plan”), which was originally approved by the Company’s shareholders on April 22, 2004 and (ii) approval, subject to shareholder approval, the inclusion of Return on Invested Capital as a Business Criteria under the Senior Executive Plan. We are asking our shareholders to reapprove the material performance terms, including the Business Criteria approved in 2004 and to approve the addition of Return on

Invested Capital as Business Criteria used for performance-based awards under the Senior Executive Plan to preserve our ability to take a federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. In order to qualify for this exception, however, the performance-based compensation must be paid based on the achievement of one or more performance objectives that have been disclosed to and approved by the Company’s shareholders within the past five years. The material performance terms, including the Business Criteria used for performance-based awards under the Senior Executive Plan were last approved by our shareholders upon adoption of the plan on April 22, 2004. Therefore, these material performance terms must be reapproved this year in order to maintain our ability to grant awards that are eligible for deduction as compensation expense in the Company’s U.S. federal tax returns. The material performance terms of the Senior Executive Plan have not been changed from those that were approved in 2004, other than the addition of Return on Invested Capital as one of the Business Criteria which the Committee may use to measure performance based compensation.

The Company’s Board of Directors has determined that it would be in the best interests of the Company and its shareholders to reapprove the material performance terms, including the Business Criteria and approve the addition of Return on Invested Capital as a Business Criteria under the Senior Executive Plan. Accordingly, the Board of Directors of the Company recommends that the shareholders reapprove the material performance terms, including the Business Criteria under the Senior Executive Plan and approve the addition of Return on Invested Capital as a Business Criteria. We are not asking shareholders to reapprove the Senior Executive Plan itself. If this proposal is not adopted, the Company will continue to be able to grant performance awards under the Senior Executive Plan, but certain awards to Executive Officers will no longer be fully tax deductible by the Company.

The Business Criteria

For each calendar year, the Compensation Committee will establish the applicable performance objectives in writing prior to the commencement of the calendar year, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. The performance objectives selected shall be relative or absolute measures of any one or more of the Business Criteria. The performance objectives will, subject to the required certification described below, state an objective method for computing the amount of bonus payable to the participant upon attainment of the performance objectives. The formula will set the target level of performance required for the performance objectives to be attained.

The Senior Executive Plan provides that cash awards may be made subject to conditions and restrictions, including achievement of one or more specified Business Criteria. The Business Criteria included in the Senior Executive Plan, which were previously approved by shareholders and which shareholders are being asked to reapprove as part of the material performance terms of the Senior Executive Plan, are:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth Economic Value Added

Additionally, shareholders are being asked to approve the addition of Return on Invested Capital as a Business Criteria. The Committee believes that incorporating Return on Invested Capital into performance based compensation would provide an additional available metric to align executive compensation with shareholder interests. The terms have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. As determined by the Compensation Committee, the performance measures shall be applied (i) in absolute terms or relative to one or more other Business Criteria, companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

General Provisions

The following summary of the Senior Executive Plan is qualified in its entirety be reference to the complete text of the Senior Executive Plan, which is attached as Exhibit C.

Purpose.  The purpose of the Senior Executive Plan is to provide incentives for senior executives to attain and maintain the highest standards of performance, to attract and retain executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the interests of employees with those of the shareholders and to reward executives for outstanding performance when certain annual performance objectives are achieved.

Administration.  The Compensation Committee has been designated to administer the Senior Executive Plan. The Compensation Committee will interpret the Senior Executive Plan, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants. To the extent not otherwise provided for under the Company’s Articles and By-laws, all members of the Board of Directors, including the members of the Compensation Committee, are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the Senior Executive Plan, so long as such action is taken in good faith and within the scope of the Compensation Committee’s authority under the Senior Executive Plan.

Selection of Participants.  For each calendar year, the Compensation Committee will determine in writing the participants who will be eligible to receive an incentive award under the Senior Executive Plan for such period. Only senior executive officers of the Company are eligible to participate in the Senior Executive Plan (13 individuals as of the date of this Proxy Statement). The Compensation Committee will make its determination of participants prior to the commencement of the calendar year, or at such other time as permitted by Section 162(m) of the Internal Revenue Code.

Extraordinary or Unusual Events.  The Compensation Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event.

Incentive Award Certification.  The Compensation Committee will certify in writing prior to payment of the incentive award that the performance objective has been attained and the incentive award is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

Maximum Incentive Award Payable.  The maximum incentive award payable under the Senior Executive Plan to any participant for any calendar year is $2,500,000.

Discretion to Reduce Rewards.  The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

Active Employment Requirement.  An incentive award will be paid for a calendar year only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the calendar year and who is employed by the Company on the date the bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Internal Revenue Code and regulations thereunder, the Compensation Committee may in its sole discretion grant an incentive award for the calendar year to a participant who is first employed or who is promoted to a position eligible to become a participant under the Senior Executive Plan during the calendar year, or whose employment is terminated during the calendar year because of the participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Internal Revenue Code. In such cases of partial active employment, a pro rata incentive award may be paid for the calendar year.

Payment of Incentive Awards.  Incentive awards will be paid to participants for a calendar year in such form and at such time as the Compensation Committee may determine.

Amendment and Termination of the Senior Executive Plan.  The Compensation Committee may amend or terminate the Senior Executive Plan at any time, except that no amendment or termination shall be made which would impair the rights of any participant to an incentive award which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The Senior Executive Plan will automatically terminate on December 31, 2014, unless sooner terminated by action of the Compensation Committee.

New Plan Benefits Table.  The New Plan Benefits Table for the Deferred Compensation Plan has been incorporated into “Proposal 5 — Reapproval of Business Criteria Under the Long Term Incentive Plan” on page 73 of this Proxy Statement.

Vote Required

Reapproval of the material performance terms under the Senior Executive Plan and the inclusion of Return on Invested Capital as a Business Criteria will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).

Board Recommendation

Except where authority has been withheld by a shareholder, the proxy will be voted for the reapproval of the material performance terms of, and to include Return in Invested Capital as a Business Criteria under the Senior Executive Plan. The Board of Directors unanimously recommends a vote “FOR” the proposal to reapprove material performance terms of, and to include Return on Invested Capital as a Business Criteria under, the Senior Executive Plan.

PROPOSAL 5 — REAPPROVAL OF THE MATERIAL PERFORMANCE TERMS AND APPROVAL OF ADDITIONAL BUSINESS CRITERIA UNDER THE LONG TERM INCENTIVE PLAN

Upon the recommendation of the Compensation Committee, the Board of Directors has (i) reapproved, subject to shareholder reapproval, material terms of the performance goals, including the Business Criteria (described below) under the Company’s Long Term Incentive Plan, as amended through December 31, 2008 (the “LTIP”), which was originally approved by the Company’s shareholders on April 22, 2004 and (ii) approved, subject to shareholder approval, the inclusion of Return on Invested Capital as a Business Criteria under the Senior Executive Plan. We are asking our shareholders to reapprove the material performance terms, including the Business Criteria approved in 2004 and approve the addition of Return on Invested Capital as a Business Criteria used for performance-based awards under the LTIP to preserve our ability to take a federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and the other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is performance-based. In order to qualify for this exception, however, the performance-based compensation must be paid based on the achievement of one or more performance objectives that have been disclosed to and approved by the Company’s shareholders within the past five years. The material performance terms, including the Business Criteria used for performance-based awards under the LTIP were last approved by our shareholders upon adoption of the plan on April 22, 2004. Therefore, these material business terms must be reapproved this year in order to maintain our ability to grant awards that are eligible for deduction as compensation expense in the Company’s U.S. federal tax returns. The material performance terms of the LTIP have not been changed from those that were approved in 2004, other than the addition of Return on Invested Capital as one of the Business Criteria which the Committee may use to measure performance based compensation.

The Company’s Board of Directors has determined that it would be in the best interests of the Company and its shareholders to reapprove the material business terms, including Business Criteria and approve the addition of Return on Invested Capital as a the Business Criteria under the LTIP. Accordingly, the Board of Directors of the company recommends that the shareholders reapprove the material performance terms, including the Business Criteria under the LTIP and approve the addition of Return on Invested Capital as a Business Criteria. We are not asking shareholders to reapprove the LTIP itself. If this proposal is not adopted, the Company will continue to be able to grant performance awards under the LTIP, but certain awards to Executive Officers will no longer be fully tax deductible by the Company.

The Business Criteria

The performance objectives that apply to awards under the LTIP will be measured over a period of three consecutive calendar years. This three-year period is referred to in this summary as the “performance period.” For each performance period, the Compensation Committee will establish the applicable performance objectives in writing prior to the commencement of the performance period, or at such other time as permitted by Section 162(m) of the Code. The performance objectives selected shall be relative or absolute measures of any one or more of the Business Criteria. The performance objectives will, subject to the required certification described below, state an objective method for computing the amount of the award payable to the participant upon attainment of the performance objectives. The formula will set the target level of performance required for the performance objectives to be attained. The amount of an award payable to a participant may be denominated in cash and, under the terms established by the Compensation Committee, at a participant’s election may be adjusted to reflect changes in the market price of the Company’s common stock during the applicable performance period, provided that all amounts paid under the LTIP will be paid in cash.

The LTIP provides that cash awards may be made subject to conditions and restrictions, including achievement of one or more specified Business Criteria. The Business Criteria included in the LTIP, which were previously approved by shareholders, and which shareholders are being asked to reprove as part of the material performance terms of the LTIP are:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Equity	Revenue Growth
Return on Assets	Total Shareholder Return
Return on Sales	Stock Price
Expense Targets	Market Share
Customer Satisfaction	Productivity Targets
Sales	Earnings Per Share
Sales Growth	Earnings Per Share Growth Economic Value Added

Additionally, shareholders are being asked to approve the addition of Return on Invested Capital as a Business Criteria. The Committee believes that incorporating Return on Invested Capital into performance based compensation would provide an additional available metric to align executive compensation with shareholder interests. The terms have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. As determined by the Compensation Committee, the performance measures shall be applied (i) in absolute terms or relative to one or more other Business Criteria, companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

General Provisions

The following summary of the LTIP is qualified in its entirety by reference to the complete text of the LTIP, which is attached as Exhibit D.

Purpose.  The purpose of the LTIP is to provide incentives for certain key employees to attain and maintain the highest standards of performance, to attract and retain employees of outstanding competence and ability, to stimulate the active interest of key employees in the development and financial success of the Company, to further align the interests of employees with those of the shareholders and to reward key employees for outstanding performance when certain long-term performance objectives are achieved.

Administration.  The Compensation Committee has been designated to administer the LTIP. The Compensation Committee will interpret the LTIP, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants. To the extent not otherwise provided for under the Company’s Articles and By-laws, all members of the Board of Directors, including the members of the Compensation Committee, are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the LTIP, so long as such action is taken in good faith and within the scope of the Compensation Committee’s authority under the LTIP.

Selection of Participants.  For each performance period (as defined under Performance Objectives below), the Compensation Committee will determine in writing the participants who will be eligible to receive an award under the LTIP for such period. Any employee of the Company may be designated to participate in the LTIP (approximately 170 individuals as of the date of this Proxy). The Compensation Committee will make its determination of participants prior to the commencement of the performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code.

Extraordinary or Unusual Events.  The Compensation Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event.

Award Certification.  The Compensation Committee will certify in writing prior to payment of the award that the performance objective has been attained and the award is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

Maximum Award Payable.  The maximum award payable under the LTIP to any participant for any calendar year is 200% of such participant’s base salary (up to a maximum base salary of $1,000,000).

Discretion to Reduce Rewards.  The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

Active Employment Requirement.  An award will be paid for a performance period only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the performance period and who is employed by the Company on the date the bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Internal Revenue Code and regulations thereunder, the Compensation Committee may in its sole discretion grant an award for the performance period to a participant who is first employed or who is promoted to a position eligible to become a participant under the LTIP during the performance period, or whose employment is terminated during the performance period because of the participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Internal Revenue Code. In such cases of partial active employment, a pro rata award may be paid for the performance period.

Payment of Awards.  Awards will be paid to participants for a performance period in such form and at such time as the Compensation Committee may determine.

Amendment and Termination of the LTIP.  The Compensation Committee may amend or terminate the LTIP at any time, except that no amendment or termination shall be made which would impair the rights of any participant to an award which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The LTIP will automatically terminate on December 31, 2014, unless sooner terminated by action of the Compensation Committee.

Vote Required

Reapproval of the material business terms under the LTIP and the inclusion of Return on Invested Capital as a Business Criteria will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company’s common stock).

Board Recommendation

Except where authority has been withheld by a shareholder, the proxy will be voted for the reapproval of the material performance terms of, and the inclusion of Return in Invested Capital as a Business Criteria, under the LTIP. The Board of Directors unanimously recommends a vote “FOR” the proposal to reapprove material performance terms of, and to include Return on Invested Capital as a Business Criteria, under the LTIP.

NEW PLAN BENEFITS

Assuming shareholders approve the amendments to the Deferred Compensation Plan for Directors and Omnibus Incentive Plan and reapprove the Business Criteria under the Senior Executive Plan and the LTIP, the following table illustrates the amounts that were awarded under such plans for fiscal year 2008.

	Deferred
	Compensation	Omnibus	Senior Executive
	Plan for Directors	Incentive Plan	Plan	LTIP
Name and Position	Number of Units	Number of Units	Dollar Value ($)	Dollar Value ($)

Scott W. Wine	0	282,000	$185,000	$191,667
Chief Executive Officer
Michael W. Malone	0	25,000	310,000	280,000
Vice President — Finance, Chief Financial Officer and Secretary
Bennett J. Morgan	0	100,000	440,000	375,000
President and Chief Operating Officer
Jeffrey A. Bjorkman	0	13,000	240,000	228,000
Senior Operations Advisor and former Vice President — Operations
John B. Corness	0	16,000	260,000	212,000
Vice President — Human Resources
Thomas C. Tiller	0	0	1,500,000	0
Senior Program Advisor and former Chief Executive Officer

Executive Group	0	519,500	2,790,000	2,569,667
Non-Executive Director Group	18,935	12,318	0	0
Non-Executive Officer Employee Group	0	321,600	0	3,026,407

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Shareholders

Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan, the Polaris Industries Inc. Deferred Compensation Plan for Directors, the 2003 Non-Employee Director Stock Option Plan and the Polaris Industries Inc. 2007 Omnibus Incentive Plan.

Equity Compensation Plans Not Approved by Shareholders

The Polaris Industries Inc. 1999 Broad-Based Stock Option Plan was approved by the Board of Directors, but was not approved by the shareholders. Neither the NYSE rules nor federal law required shareholder approval at the time the 1999 Broad-Based Stock Option Plan was adopted and accordingly it was not submitted for shareholder approval.

Under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan, each of the Company’s full-time employees, and any part-time employee who had performed at least 1,000 hours of service prior to the date of grant, received a one-time award of non-qualified stock options to purchase shares of Polaris common stock. The Company’s executive officers and directors are not eligible to participate in this plan. On April 1, 1999, an aggregate of 675,400 options were granted under the plan, consisting of an option to each full-time employee to purchase 200 shares and an option to each part-time employee to purchase 100 shares of Polaris common stock. These grants were made at the fair market value of Polaris common stock as of the grant date. Of the 675,400 options initially granted under the plan, an aggregate of 518,400 options vested on March 7, 2002 when the closing price of Polaris common stock, as reported on the NYSE, was two times the per share exercise price of such options. The Board of Directors does not intend to grant any future options under this plan.

Summary Table

The following table sets forth certain information as of December 31, 2008, with respect to compensation plans under which shares of Polaris common stock may be issued.

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be	Weighted-Average	Under Equity
	Issued Upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding
	Outstanding	Options, Warrants	Securities
	Options, Warrants	and Rights	Reflected in the
Plan Category	and Rights(1)(3)	($)	First Column)(2)

Equity compensation plans approved by security holders	4,799,489	$38.31	1,288,402
Equity compensation plans not approved by security holders	36,800	$15.78	0

Total	4,836,289	$38.12	1,288,402

The weighted average remaining contractual life of outstanding options was 5.6 years as of December 31, 2008.

(1)	Unvested Stock options and stock appreciation rights do not receive dividend equivalents.

(2)	A total of 28,270 shares are available under the Deferred Compensation Plan for directors and a total of 1,260,132 shares are available under the Omnibus Plan, of which 167,225 shares are available for grant as full value shares.

(3)	A total of 4,306,549 of the 4,836,289 securities to be issued upon exercise of outstanding options, warrants and rights are stock options outstanding, and 529,740 are full value shares. The 529,740 full value shares include 406,122 of restricted stock issued under the Restricted Stock Plan and the Omnibus Plan, 20,903 of deferred stock units and the accompanying dividend equivalent units issued under the Omnibus Plan to directors and 102,715 of common stock equivalents awarded to directors under the Deferred Compensation Plan.

PROPOSAL 6 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2009, and the Board of Directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board of Directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

Vote Required

Ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 requires the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of Polaris common stock). If the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009 is not ratified by the Company’s shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Board Recommendation

Except where authority has been withheld by a shareholder, the proxy will be voted for ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for fiscal 2009. The Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is comprised of four directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2008 with management and with representatives of the independent registered public accounting firm of Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm. We also reviewed, and discussed with management and representatives of E&Y, management’s assessment and report and E&Y’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

We also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent registered public accounting firm the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526, Communication With Audit Committees Concerning Independence, and discussed the independence of E&Y with representatives of such firm. We are satisfied that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for Polaris’ system of internal controls and the financial reporting process. E&Y is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE

William Grant Van Dyke, Chair
Annette K. Clayton
Gregory R. Palen
John P. Wiehoff

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged the independent registered public accounting firm of E&Y as independent registered public accounting firm to examine the Company’s accounts for the fiscal year ending December 31, 2008. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees.  The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2008 and December 31, 2007, were $822,000 and $828,000, respectively. These fees include amounts for the audit of the Company’s consolidated annual financial statements, statutory audits at certain foreign subsidiaries and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents. These amounts also include fees related to testing of the Company’s internal controls over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  The aggregate audit-related fees paid to E&Y for the fiscal years 2008 and 2007 were $107,000 and $108,000, respectively. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans, assistance related to potential transactions and the issuance of certain industry reports.

Tax Fees.  The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2008 and 2007 were $89,000 and $9,000, respectively. These fees primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

All Other Fees.  There were no other fees paid to E&Y for the years ended December 31, 2008 and December 31, 2007.

Audit Committee Pre-Approval Requirements.  The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by E&Y during fiscal 2008 were pre-approved pursuant to the procedures outlined above.

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the 2009 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2010 Annual Meeting of Shareholders the proposal must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 10, 2009. If a shareholder intends to introduce an item of business at the 2010 Annual Meeting, without including the proposal in the proxy statement, the Company must receive notice of that intention no later than January 22, 2010. If we do not receive a notice by January 22, 2010, the persons named as proxies in the proxy materials relating to the 2010 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the notice of nomination must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 10, 2009. The notice given by a shareholder who proposes a candidate for nomination must include (i) the submitting shareholder’s name and address, (ii) a signed statement as to the submitting shareholder’s current status as a shareholder, the number of shares currently owned and the length of such ownership; (iii) the name of the candidate and a resume or a listing of the candidate’s qualifications to be a director, and (iv) a document evidencing the candidate’s willingness to serve as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Corporate Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, MN 55340
(763)542-0500

You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s Internet site, www.sec.gov.

Additional copies of the Annual Report, the Notice, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company at the address above. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

ANNEX A

POLARIS INDUSTRIES INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS

Section 1.   INTRODUCTION

1.1 ESTABLISHMENT.  Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby establishes the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Plan”) for those directors of the Company who are neither officers nor employees of the Company. The Plan provides (i) for the grant of awards in the form of Common Stock Equivalents to Directors and (ii) the opportunity for Directors to defer receipt of all or a part of their cash compensation and thereby be credited with additional Common Stock Equivalents.

1.2 PURPOSES.  The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company’s attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

1.3 EFFECTIVE DATE.  This Plan was originally effective as of January 26, 1995, the date of its initial approval by the Board of Directors and amended and restated effective as of January 1, 2008. The Plan was further amended and restated by the Board of Directors as of January 22, 2009.

Section 2.   DEFINITIONS

2.1 DEFINITIONS.  The following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means any of the events set forth below:

(i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of voting securities of the Company in excess of 30% of the voting securities of the Company unless such acquisition has been approved by the Board; or

(ii) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on the effective date of the Plan and (B) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A); or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, as the case may be; or

(iv) A sale or other disposition of all or substantially all the assets of the Company.

Notwithstanding the foregoing, no event will constitute a Change in Control unless such event is a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(2)(A)(v) of the Code and the regulations thereunder.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board as the Board may designate.

(d) “Common Stock Equivalent” means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

(e) “Common Stock Equivalent Award” means an award of Common Stock Equivalents granted to a Director pursuant to Section 5.1 of the Plan.

(f) “Deferred Stock Account” means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.4 hereof and to which shall be credited Common Stock Equivalents pursuant to the Plan.

(g) “Director” means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” means as of any applicable date: (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.

(j) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Stock” means the $.01 par value common stock of the Company.

(l) “Quarterly Payment Date” means each of the four dates each year on which the Company pays retainer fees to Directors.

2.2 GENDER AND NUMBER.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

Section 3.  PLAN ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such awards are to be granted, established the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The determinations of the Committee on matters within its authority shall be conclusive and binding upon the Company and other persons. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be “disinterested persons” within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES.  There shall be authorized for issuance under the Plan in accordance with the provisions of the Plan 250,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

4.2 OTHER SHARES OF STOCK.  Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.

4.3 ADJUSTMENTS UPON CHANGES IN STOCK.  If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

Section 5.  COMMON STOCK EQUIVALENT AWARDS

5.1 GRANTS OF COMMON STOCK EQUIVALENT AWARDS.  Common Stock Equivalents having a Fair Market Value on the date of grant equal to $1,250 shall be granted automatically, as of each Quarterly Payment Date, to each Director who is entitled to receive a retainer fee on such date; provided, however, that in the case of the first Quarterly Payment Date applicable to any person who is a Director on the date the Plan becomes effective, $3,750 shall be substituted for $1,250 in the foregoing provision. If a person becomes a member of the Board between Quarterly Payment Dates, whether by action of the shareholders of the Company or the Board, such person shall be granted automatically, as of the date his or her Board service commences, a pro rata Common Stock Equivalent Award equal to a full Award (determined pursuant to the immediately preceding sentence as if the date such Director began serving on the Board was a Quarterly Payment Date) multiplied by a fraction (not in excess of 1.0), the numerator of which is the number of days during the period beginning with the date upon which such Director commences Board service and ending with the next following Quarterly Payment Date, and the denominator of which is the total number of days during the period beginning on the Quarterly Payment Date immediately preceding the commencement of Board service by the Director and ending on the next following Quarterly Payment Date.

5.2 DEFERRAL ELECTIONS.  A Director may elect to defer receipt of all or a specified portion of the annual retainer, chair and/or meeting fees otherwise payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of chair and/or meeting fees or annual retainer to be deferred, and (ii) the time as of which deferral is to commence. Amounts deferred by a Director pursuant to this Section 5.2 shall be converted into Common Stock Equivalents in accordance with Section 5.4.

5.3 TIME FOR ELECTING DEFERRAL.  Any election to defer annual retainer, chair and/or meeting fees shall be made prior to the first day of the calendar year in which such fees are earned by the Director. Any subsequent election to (i) alter the portion of such amounts deferred or (ii) revoke an election to defer such amounts will become effective on the first day of the calendar year following the date on which such election is filed. Notwithstanding the foregoing, when a Director first becomes eligible to participate in the Plan, a Director may file an initial election to defer annual retainer, chair and/or meeting fees at any time during the 30-day period beginning on the date of such Directors date of initial participation. Such election shall apply to fees earned after the date such election is filed.

5.4 DEFERRED STOCK ACCOUNTS.  A Deferred Stock Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted, based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director, into additional Common Stock Equivalents. A Director’s Deferred Stock Account shall also be credited with dividends and other distributions pursuant to Section 5.5.

5.5 HYPOTHETICAL DIVIDENDS ON COMMON STOCK EQUIVALENTS.  Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director’s Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director’s Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.7 hereof.

5.6 STATEMENT OF ACCOUNTS.  A statement will be sent to each Director as to the balance of his or her Deferred Stock Account at least once each calendar year.

5.7 PAYMENT OF ACCOUNTS.  A Director shall receive a distribution of his or her Deferred Stock Account as soon as practicable following his or her separation from service with the Company (as that term is defined in Section 409A of the Internal Revenue Code and the regulations thereunder). Such distribution shall consist of one share of Stock for each Common Stock Equivalent credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution.

5.8 PAYMENTS TO A DECEASED DIRECTOR’S ESTATE.  In the event of a Director’s death before the balance of his or her Deferred Stock Account is fully paid to him, payment of the balance of the Director’s Deferred Stock Account shall then be made to his estate in the time and manner selected by the Committee in the absence of a designation of a beneficiary pursuant to Section 5.9 hereof. The Committee may take into account the application of any duly appointed administrator or executor of a Director’s estate and direct that the balance of the Director’s Deferred Stock Account be paid to his estate in the manner requested by such application.

5.9 DESIGNATION OF BENEFICIARY.  A Director may designate a beneficiary on a form approved by the Committee.

5.10 CHANGE IN CONTROL.  Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten (10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the value of all Common Stock Equivalents credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

Section 6.  ASSIGNABILITY

The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.

Section 7.  PLAN TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall automatically terminate at the close of business on May 31, 2020 unless sooner terminated by the Board and each Director shall receive a distribution of his or her Deferred Stock Account on such date in such form and in such amount as is set forth in Section 5.7. The Company, by proper action of its governing body, may, in its sole discretion, terminate this Plan at any time prior to May 31, 2020 (other than at a time proximate to a downturn in the financial health of the Company) provided that all deferred compensation plans that must be aggregated with this Plan for purposes of Section 409A of the Code, if any, are also terminated. In the event the Plan is terminated pursuant to the immediately preceding sentence, each Director shall receive a distribution of his or her Deferred Stock Account no earlier than 12 months nor later than 24 months following such termination. Such distribution shall be in such form and in such amount as is set forth in Section 5.7 as if the date of distribution were the date of the Director’s separation from service. Notwithstanding the foregoing, the Company may, in its sole discretion terminate this Plan at any time prior to May 31, 2020 within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A). In the event the Plan is terminated pursuant to the immediately preceding sentence, each Director shall receive a distribution of his or her Deferred Stock Account in such form and in such amount as is set forth in Section 5.7 as soon as practicable thereafter.

Section 8.  GOVERNING LAW

The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

ANNEX B

Polaris Industries Inc.
2007 Omnibus Incentive Plan

Article 1.  Establishment, Purpose, and Duration

1.1 Establishment.  Polaris Industries Inc., a Minnesota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Polaris Industries Inc. 2007 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

The Plan was originally effective as of February 20, 2007 (the “Effective Date”), which is the date on which the Plan was approved by the Board of Directors of the Company. The plan was amended and restated by the Board of Directors of the Company as of January 22, 2009. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of This Plan.  The purpose of this Plan is to provide a means through which the Company may provide Employees, Directors, and Third-Party Service Providers of the Company and its Affiliates and Subsidiaries the opportunity to receive compensation consistent with the Company’s compensation goals.

1.3 Duration of This Plan.  Unless sooner terminated as provided herein, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including, in each case, any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other nonpaper Award Agreements, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, as described in Article 10.

2.7 “Change of Control” means any of the following:

(a) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i) (persons described or deemed described in clauses (i) and/or (ii) are referred to herein as “Incumbent Directors”); or

(b) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities (as defined below) equal to or greater than 35% of the Company Voting Securities unless such acquisition has been designated by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c) Any of the following: (i) a liquidation or dissolution of the Company; (ii) a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, (A) the Company is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the board of directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (iii) a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the board of directors of the transferee consists of Incumbent Directors.

As used herein, “Company Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.10 “Company” means Polaris Industries Inc., a Minnesota corporation, and any successor thereto as provided in Article 19 herein.

2.11 “Covered Employee” means any Employee who is or may (as determined by the Committee in its sole discretion) become a “Covered Employee,” as defined in Code Section 162(m).

2.12 “Director” means any individual who is a member of the Board.

2.13 “Effective Date” has the meaning set forth in Section 1.1.

2.14 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Fair Market Value” or “FMV” means as of any applicable date: (i) if the Shares are listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the Shares on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Shares are not listed for trading on a national securities exchange, or are not authorized for quotation on NASDAQ/NMS or NASDAQ, or are not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Shares as determined in good faith by the Committee.

2.17 “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.18 “Grant Price” means the price established at the time of grant of an SAR that is used to determine the amount of any payment due upon exercise of the SAR.

2.19 “Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Code Section 422, or any successor provision.

2.20 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) beneficial owner (within the meaning of Rule 16a-1(a) promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21 “Nonemployee Director” means a Director who is not an Employee.

2.22 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.23 “Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an Award, as described in Article 6.

2.25 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26 “Other Stock-Based Award” means an Award, denominated in Shares, as described in Article 10.

2.27 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.28 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Measures” means measures as described in Article 12 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the amount payable to, and/or the vested interest of a Participant, with respect to an Award.

2.31 “Performance Share” means an Award, as described in Article 9, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32 “Performance Unit” means an Award under Article 9 herein, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.34 “Plan” means this Polaris Industries Inc. 2007 Omnibus Incentive Plan.

2.35 “Plan Year” means the calendar year.

2.36 “Prior Plans” mean the Polaris Industries Inc. 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan, and 2003 Nonemployee Director Stock Option Plan.

2.37 “Restricted Stock” means an Award, as described in Article 8, with respect to which Shares are awarded on the date of grant of Award.

2.38 “Restricted Stock Unit” means an Award, as described in Article 8, with respect to which Shares are awarded upon the satisfaction or lapse of the restrictions applicable thereto.

2.39 “Share” means a share of common stock of the Company, par value $.01 per share.

2.40 “Stock Appreciation Right” or “SAR” means an Award, as described in Article 7.

2.41 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.42 “Third-Party Service Provider” means any consultant, agent, advisor, independent contractor, or other service provider who renders services to the Company, a Subsidiary, or an Affiliate that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.  Administration

3.1 General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers or employees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the number of Shares or amount of cash subject to any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and/or amount of cash subject to Awards that such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the

Awards granted pursuant to the authority delegated. In addition, the Board may exercise any of the powers and authority of the Committee under the Plan. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

Article 4.  Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i) Two million seven hundred and fifty thousand (2,750,000) Shares, plus

(ii) The number of Shares subject to outstanding awards under the Company’s Prior Plans as of the Effective Date to the extent that such Shares cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). No further awards shall be made under the terms of the Prior Plans on or after the Effective Date.

(b) No more than one hundred fifty thousand (150,000) Shares of the Share Authorization may be issued pursuant to Full-Value Awards; provided, however, to the extent that any Shares subject to outstanding Full-Value Awards under the Prior Plans as of the Effective Date cease for any reason to be subject to such awards as stipulated in Section 4.1(a)(ii) herein, shall also be grantable as Full-Value Awards.

(c) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be two million seven hundred and fifty thousand (2,750,000) Shares.

4.2 Share Usage.  Shares covered by an Award shall only be counted against the Share Authorization to the extent they are issued; provided, however, the full number of Shares subject to a Stock Appreciation Right granted that are settled by the issuance of Shares shall be counted against the Share Authorization, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Right. Furthermore, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan and Shares withheld to pay the exercise price of Awards under the Plan shall be counted against the Share Authorization. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall not reduce the Share Authorization. The Shares available for issuance under this Plan may be authorized and unissued Shares.

4.3 Annual Award Limits.  Unless and until the Committee determines that an Award to a Covered Employee shall not be intended to qualify as Performance-Based Compensation, subject to the adjustment in accordance with Section 4.4, in any Plan Year, no Participant shall be granted Options in respect of more than 600,000 Shares, Full-Value Awards in respect of 125,000 Shares or Cash-Based Awards in respect of more than $7,000,000.

4.4 Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee may also make appropriate adjustments in, or modify, the terms of any Awards under this Plan in connection with, or in anticipation of, any of the foregoing corporate events or transactions, including adjustments and/or modifications of performance goals, changes in the length of Performance Periods and changes in the expiration dates of Options or SARs. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the Share Authorization, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.  Eligibility and Participation

5.1 Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, including Nonemployee Directors, and Third-Party Service Providers.

5.2 Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.  Stock Options

6.1 Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares with respect to which the Option is exercisable, the conditions upon which the Option shall become vested and/or exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.  The Option Price for each Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares with respect to which the Option is exercisable, as determined on the date of grant. For this purpose, the date of grant of an Option shall be the date on which the Committee (or, if authorized pursuant to Section 3.3, an authorized officer of the Company) approves such Option, or such later date as the Committee (or such officer) may specify in such authorization.

6.4 Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine, as specified in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company, in full as determined by the Committee in its discretion, in the manner set forth in the Award Agreement, which shall be one or more of the following: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by the withholding of a number of Shares having a Fair Market Value on the date of exercise equal to the Option Price; (e) any other method approved or accepted by the Committee in its sole discretion or (f) by a combination of (a), (b), (c), (d), and/or (e).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

Article 7.  Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares with respect to which the SAR is exercisable, as determined on the date of grant. For this purpose, the date of grant of an SAR shall be the date on which the Committee (or, if authorized pursuant to Section 3.3, an authorized officer of the Company) approves such SAR, or such later date as the Committee (or such officer) may specify in such authorization.

7.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of SARs.  SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Settlement of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

7.8 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all SARs outstanding on the date of such Change in Control shall become immediately and fully exercisable.

Article 8.  Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable securities laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or under any blue sky or state securities laws applicable to such Shares or minimum holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

The Company may place on any certificate representing Shares issued to a Participant pursuant to this Section 8.3 any such legend(s) as the Company or the Committee may deem appropriate.

8.4 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Polaris Industries Inc. 2007 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Polaris Industries Inc.

8.5 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Stock or Restricted Stock Units shall terminate fully.

Article 9.  Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

9.2 Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will, subject to the terms and conditions of this Plan, determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.6 Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Units and Performance Shares shall immediately become fully vested.

Article 10.  Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

10.2 Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, subject to the terms and conditions of the Plan.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.  Transferability of Awards

11.1 Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

11.2 Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

11.3 Domestic Relations Orders.  Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 12.  Performance Measures

12.1 Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share or earnings per share growth, total units, or unit growth;

(c) Net sales, sales growth, total revenue, or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share or change in market share;

(o) Customer retention or satisfaction;

(p) Working capital targets; and

(q) Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.  Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chair of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chair of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.

Article 14.  Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option, SAR, unearned Performance Unit or unearned Performance Share, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.  Rights of Participants

16.1 Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company or its Affiliates or Subsidiaries at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.  Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, (i) neither the Option Price of an Option nor the Grant Price of an SAR may be lowered, (ii) a new Award may not be granted in exchange for the cancellation of an outstanding Award, and (iii) no Option or SAR for which the Option Price or Grant Price, as applicable, is less than the Fair Market Value of the Shares underlying the Option or SAR, may be cancelled in exchange for a cash payment. In addition, no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Nothing in this Section 17.2 shall be construed to limit the Committee’s authority under Section 12.2.

17.3 Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4 Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 18.  Withholding

18.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, as set forth in the applicable Award Agreement, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.  General Provisions

20.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

20.2 Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares, including the legends described in Sections 8.3 and 8.4.

20.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors, or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors, or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Deferred Compensation.  Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.

20.15 Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Minnesota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

ANNEX C

POLARIS INDUSTRIES INC.
SENIOR EXECUTIVE
ANNUAL INCENTIVE COMPENSATION PLAN

As Amended and Restated
Effective January 22, 2009

1. Purpose.  The Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan is intended to provide incentives for Eligible Senior Executives to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further align the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved. This amendment and restatement of the Plan is effective as of January 22, 2009.

2. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e) “Company” means Polaris Industries Inc., a Minnesota corporation and its successors and assigns.

(f) “Effective Date” means January 1, 2004.

(g) “Eligible Senior Executive” means any senior executive employee of the Company designated by the Committee as an Eligible Senior Executive.

(h) “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i) “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the calendar year beginning on or after the Effective Date with respect to which such Incentive Compensation Award is to be determined. It is expressly intended that any particular calendar year may be included in the Incentive Compensation Award Period of multiple Incentive Compensation Awards.

(j) “Participant” means, with respect to an Incentive Compensation Award Period, the Eligible Senior Executives selected by the Committee to be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

(l) “Plan” means the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan, as it may be amended from time to time.

3. Administration.  The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

4. Compliance with Sections 162(m) and 409A.  The Plan shall be administered to comply with Sections 162(m) and 409A of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Sections 162(m) or 409A of the Code, the provision shall be deemed modified as necessary to meet the requirements of Sections 162(m) and 409A of the Code.

5. Selection of Participants and Performance Objective.  Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective, which shall consist of any one or more of the Business Criteria, and (iii) the formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award may be denominated in cash and/or in shares of the Company’s common stock, provided that all amounts paid under the Plan shall be in cash.

6. Business Criteria.  The Business Criteria will include specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Invested Capital	Revenue Growth
Return on Equity	Total Shareholder Return
Return on Assets	Stock Price
Return on Sales	Market Share
Expense Targets	Productivity Targets
Customer Satisfaction	Earnings Per Share
Sales	Earnings Per Share Growth
Sales Growth	Economic Value Added

The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s industry, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other Business Criteria, other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

7. Incentive Compensation Award Certification.  The Committee shall certify in writing prior to payment of the Incentive Compensation Award that the Performance Objective has been attained and the Incentive Compensation Award is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

8. Maximum Incentive Compensation Award Payable.  The maximum amount payable with respect to an Incentive Compensation Award to any Participant is $2,500,000.

9. Extraordinary or Unusual Events.  The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a Performance Objective has been obtained or may make appropriate adjustments in any Performance Objective to reflect such extraordinary or unusual event.

10. Discretion to Reduce Awards.  The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

11. Active Employment Requirement.  Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Incentive Compensation Award for the Incentive Compensation Award Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Incentive Compensation Award Period, or whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

12. Payment and Deferrals of Incentive Compensation Award.

An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 7, but no later than March 15th of the year following the year in which the Incentive Compensation Award Period ends. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

The Committee may, in its sole and absolute discretion, permit an Eligible Senior Executive who is entitled to receive an Incentive Compensation Award to elect to defer receipt of such Incentive Compensation Award in accordance with the terms of the Polaris Industries Inc. Supplemental Retirement/Savings Plan.

13. Shareholder Approval.  No Incentive Compensation Award shall be payable under this Plan unless the Plan is disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

14. Limitation of Rights.  Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Incentive Compensation Award other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

15. Non-Exclusive Arrangement.  The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

16. Nonassignment.  The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

17. Amendment or Termination of the Plan.  The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to an Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on December 31, 2014 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

18. Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

ANNEX D

POLARIS INDUSTRIES INC.
LONG TERM INCENTIVE PLAN

As Amended and Restated
Effective January 22, 2009

1. Purpose.  The Polaris Industries Inc. Long Term Incentive Plan is intended to increase incentives for Eligible Employees to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved. This amendment and restatement of the Plan is effective as of January 22, 2009.

2. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e) “Company” means Polaris Industries Inc., a Minnesota corporation, and its successors and assigns.

(f) “Effective Date” means January 1, 2004.

(g) “Eligible Employee” means any employee of the Company designated by the Committee as an Eligible Employee.

(h) “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i) “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the three consecutive calendar years beginning on or after the Effective Date with respect to which such Incentive Compensation Award is to be paid.

(j) “Participant” means, with respect to an Incentive Compensation Award Period, the Eligible Employees selected by the Committee to be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

(l) “Plan” means the Polaris Industries Inc. Long Term Incentive Plan, as it may be amended from time to time.

3. Administration.  The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

4. Compliance with Sections 162(m) and 409A.  The Plan shall be administered to comply with Sections 162(m) and 409A of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Sections 162(m) and 409A of the Code, the provision shall be deemed modified as necessary to meet the requirements of Sections 162(m) and 409A of the Code.

5. Selection of Participants and Performance Objective.  Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective, which shall consist of any one or more of the Business Criteria, and (iii) the formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award payable to a Participant may be denominated in cash and, pursuant to terms established by the Committee, at the election of a Participant may be adjusted to reflect changes in the market price of the Company’s common stock during an Incentive Compensation Award Period, provided that all amounts paid under the Plan shall be paid in cash.

6. Business Criteria.  The Business Criteria will include specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Invested Capital	Revenue Growth
Return on Equity	Total Shareholder Return
Return on Assets	Stock Price
Return on Sales	Market Share
Expense Targets	Productivity Targets
Customer Satisfaction	Earnings Per Share
Sales	Earnings Per Share Growth
Sales Growth	Economic Value Added

The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s industry, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other Business Criteria, other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole).

7. Incentive Compensation Award Certification.  The Committee shall certify in writing prior to payment of the Incentive Compensation Award that the Performance Objective has been attained and the Incentive Compensation Award is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

8. Maximum Incentive Compensation Award Payable.  The maximum amount payable with respect to an Incentive Compensation Award to any Participant is 200% of such Participant’s base salary (up to a maximum of base salary of $1,000,000).

9. Extraordinary or Unusual Events.  The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a Performance Objective has been obtained or may make appropriate adjustments in any Performance Objective to reflect such extraordinary or unusual event.

10. Discretion to Reduce Awards.  The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

11. Active Employment Requirement.  Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Incentive Compensation Award for the Incentive Compensation

Award Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Incentive Compensation Award Period, or whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

12. Payment and Deferrals of Incentive Compensation Award.  An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 7, but no later than March 15th of the year following the year in which the Incentive Compensation Award Period ends. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

The Committee may, in its sole and absolute discretion, permit a Participant elect to defer receipt of such Incentive Compensation Award in accordance with the terms of the Polaris Industries Inc. Supplemental Retirement/Savings Plan.

13. Shareholder Approval.  No Incentive Compensation Award shall be payable under this Plan unless the Plan is disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

14. Limitation of Rights.  Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Incentive Compensation Award other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

15. Non-Exclusive Arrangement.  The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

16. Nonassignment.  The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

17. Amendment or Termination of the Plan.  The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to an Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on December 31, 2014 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

18. Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

POLARIS INDUSTRIES

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 30, 2009
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Important Notice Regarding Availability of Proxy Materials:
The 2009 Notice and Proxy Statement and 2008 Annual Report are available at
http://www.proxydocs.com/pii

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2009.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4, 5 and 6.

By signing this proxy, you revoke all prior proxies and appoint Bennett J. Morgan and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on April 30, 2009, or any postponements or adjournments thereof.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL

www.eproxy.com/pii/	1-800-560-1965	Mark, sign and date your proxy

Use the Internet to vote your proxy	Use a touch-tone telephone to vote	card and return it in the
until 12:00 p.m. (CT) on	your proxy until 12:00 p.m. (CT) on	postage-paid envelope provided.
April 29, 2009.	April 29, 2009.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.
00064975

COMPANY #
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS
BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1.	Election of Directors:	☐	Vote FOR	☐	Vote WITHHELD
			all nominees		from all nominees
Class I (one-year term ending in 2010): 01 Scott W. Wine			(except as marked)

Class III (three-year term ending in 2012): 02 Annette K. Clayton 03 Gregory R. Palen 04 John P. Wiehoff

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

   Please fold here – do not separate

2.	Proposal to approve amendments to the Polaris Industries Inc. Deferred Compensation Plan for Directors.	☐	For	☐	Against	☐	Abstain

3.	Proposal to approve amendments to the Polaris Industries Inc. 2007 Omnibus Incentive Plan.	☐	For	☐	Against	☐	Abstain

4.	Proposal to reapprove material performance terms of and approve additional business criteria under the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan.	☐	For	☐	Against	☐	Abstain

5.	Proposal to reapprove the material performance terms of and approve additional business criteria under the Polaris Industries Inc. Long Term Incentive Plan.	☐	For	☐	Against	☐	Abstain

6.	Proposal to ratify the selection of Ernst & Young LLP as independent registered auditor for 2009.	☐	For	☐	Against	☐	Abstain

7.	Upon such other business as may properly come before the meeting or any adjournments thereof.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.